Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated June 27, 2024)	Registration No. 333-280348

3,433,167 Ordinary Shares

Farmmi, Inc.

Pursuant to this prospectus supplement and the accompanying prospectus, Farmmi, Inc. (the “Company,” “Farmmi,” “we,” “us” or “our”) is offering 3,433,167 ordinary shares, par value $0.20 per share (the “Shares”), directly to selected investors. We are selling the Shares to the investors at a price of $0.30 per Share.

In a concurrent private placement, we are also selling to such investors Series A warrants (each a “Series A Warrant”) to purchase up to an aggregate of 3,433,167 ordinary shares. The Series A Warrants are exercisable immediately, at an initial exercise price of $0.75 per ordinary share (subject to adjustment upon the occurrence of certain events and a Reset as defined in the Series A Warrant) and expire 5 years from the date of issuance. The Series A Warrants and the ordinary shares issuable upon the exercise of the Series A Warrants (the “Series A Warrant Shares”) are not being registered under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The Series A Warrants and Series A Warrant Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D.

The Company’s ordinary shares trade on The Nasdaq Capital Market, or Nasdaq, under the symbol “FAMI”. On August 21, 2024, the last reported price of the ordinary shares on Nasdaq was $0.588 per ordinary share. There is no established trading market for the Series A Warrants. We do not intend to list the Series A Warrants on any securities exchange or nationally recognized trading system.

As of the date of this prospectus supplement, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was $4,959,274.55 based on 7,245,786 ordinary shares outstanding, 7,197,786 of which are held by non-affiliates, and a per ordinary share price of $0.689 based on the closing sale price of our ordinary shares on Nasdaq on June 24, 2024. During the previous 12 calendar months prior to and including the date of this prospectus supplement, we have not offered any of our securities pursuant to General Instruction I.B.5 of Form F-3.

We have retained Maxim Group LLC to act as the exclusive placement agent to use its reasonable best efforts to solicit offers from investors to purchase the securities in this offering. The placement agent has no obligation to buy any securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. The placement agent is not purchasing or selling any ordinary shares in this offering. We will pay the placement agent a fee equal to the sum of 7.5% of the aggregate purchase price paid by investors placed by the placement agent.

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	Per ordinary share	Total
Public offering price	$0.30	$1,029,950.10
Placement Agent Discounts (1)	$0.0225	$77,246.26
Proceeds, before expenses, to us	$0.2775	$952,703.84

(1)

We have agreed to pay the placement agent a cash fee equal to 7.5% of the gross proceeds raised in this offering. We have also agreed to reimburse the placement agent for certain of its offering-related expenses, including legal fees and other out-of-pocket expenses, up to $40,000. See “Plan of Distribution” for additional information regarding total compensation payable to the Placement Agent, including expenses for which we have agreed to reimburse the Placement Agent.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about August 26, 2024.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement.

None of the United States Securities and Exchange Commission, any state securities commission or any other regulatory body, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

Maxim Group LLC

The date of this prospectus supplement is August 22, 2024.

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Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form F-3 (File No. 333-280348) utilizing a shelf registration process relating to the securities described in this prospectus supplement that was initially filed with the Securities and Exchange Commission, or the SEC, on June 18, 2024, and that was declared effective by the SEC on June 27, 2024. Other than ordinary shares being sold pursuant to this offering, we have not sold any securities under that shelf registration statement. This document comprises two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in this supplement.

This prospectus supplement and the accompanying prospectus relate to the offering of our ordinary shares. Before buying any of the ordinary shares offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation by Reference.” This prospectus supplement contains information about the ordinary shares offered hereby and may add to, update or change information in the accompanying prospectus.

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and should be read with the same care. When we make future filings with the SEC to update the information contained in documents that have been incorporated by reference, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document having a later date (including a document incorporated by reference in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the underwriter has authorized anyone to provide you with different information. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

Neither we nor the underwriter have authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized for use in connection with this offering. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

We are not making offers to sell or solicitations to buy our ordinary shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of a security.

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No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying base prospectus applicable to that jurisdiction.

Throughout this prospectus, unless otherwise designated, the terms “we”, “us”, “our”, “Farmmi”, “the Company” and “our Company” refer to Farmmi, Inc. and its consolidated subsidiaries. References to “ordinary shares” and “share capital” refer to the ordinary shares and share capital, respectively, of Farmmi.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus, including the documents referred to or incorporated by reference in this prospectus or statements of our management referring to our summarizing the contents of this prospectus, include “forward-looking statements”. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus or our other filings with the Securities and Exchange Commission, or the SEC include, but are not necessarily limited to, those relating to:

•	our possible inability to raise or generate additional funds that will be necessary to continue and expand our operations;
•	our potential lack of revenue growth;
•	our potential inability to add new products and services that will be necessary to generate increased sales;
•	our potential lack of cash flows;
•	our potential loss of key personnel;
•	the availability of qualified personnel;
•	international, national, regional and local economic and political changes;
•	general economic and market conditions;
•	increases in operating expenses associated with the growth of our operations;
•	the possibility of technological changes;
•	the potential for increased competition; and
•	other unanticipated factors.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” in our reports filed with the SEC or in a prospectus supplement related to this prospectus for additional risks which could adversely impact our business and financial performance.

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Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout (or incorporated by reference in) this prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus supplement, the accompanying prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus supplement, including the financial statements and “Risk Factors” starting on pages S-11 of this prospectus supplement, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Except as otherwise indicated by the context, references in this prospectus supplement to:

•	“Farmmi International” or ““Farmmi HK” are to Farmmi International Limited, a Hong Kong limited company;

•	“Farmmi Canada” are to Farmmi Canada In., a Canadian company;

•	“Farmmi US” are to Farmmi USA Inc, a California corporation

•	“PRC subsidiaries” are to our subsidiaries established in mainland China, including:

•	Farmmi (Hangzhou) Enterprise Management Co., Ltd

•	Lishui Farmmi Technology Co., Ltd.

•	Lishui Farmmi E-Commerce Co., Ltd.

•	Zhejiang Farmmi Food Co., Ltd.

•	Zhejiang Farmmi Biotechnology Co., Ltd.

•	Farmmi (Hangzhou) Ecology Agriculture Development Co., Ltd.

•	Zhejiang Farmmi Agricultural Supply Chain Co., Ltd.

•	Zhejiang Yitang Medical Service Co., Ltd.

•	Zhejiang Yiting Medical Technology Co., Ltd.

•	Farmmi (Hangzhou) Health Development Co., Ltd.

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•	Zhejiang Farmmi Healthcare Technology Co., Ltd.

•	Jiangxi Xiangbo Agriculture and Forestry Development Co. Ltd.

•	Yudu County Yada Forestry Co., Ltd.

•	Guoning Zhonghao (Ningbo) Trade Co., Ltd.

•	Zhejiang Farmmi Ecological Agricultural Technology Co., Ltd.

•	Zhejiang Suyuan Agricultural Technology Co., Ltd

•	Ningbo Farmmi Baitong Trade Co., Ltd

•	“China” and “PRC” are to the People’s Republic of China, and for purposes of this prospectus, are also to mainland China;

•	“RMB,” “Renminbi” and “¥” are to the legal currency of China; and

•	“USD,” “U.S. dollars,” “dollars,” and “$” are to the legal currency of the United States.

•	“Fiscal year” are to our fiscal year ended September 30 of that calendar year.

We are not a PRC operating company but a holding company incorporated in the Cayman Islands. As a holding company, we own equity interests, directly or indirectly, in our subsidiaries based in mainland China, Hong Kong, Canada and the U.S. The vast majority of the business operations are conducted by our subsidiaries based in mainland China.

Investors in our securities are not purchasing an equity interest in our subsidiaries in China, but instead are purchasing an equity interest in a Cayman Islands holding company.

Overview

Through our PRC subsidiaries, we process and sell edible fungi and other agricultural products both in China and internationally. Our business has historically been focused on the processing and sales of a variety of mushrooms, edible fungi and other agricultural products. In the recent years, in response to the market demand, our product sales have more evenly divided among Shiitake mushrooms, Mu Er mushrooms, and bulk trading of agricultural products, such as cotton and corn.

Our PRC subsidiaries sell most of the products to distributors in China, which then sell in China and internationally. For the year ended September 30, 2023, approximately 99.4% of our products are sold in China and 0.6% outside mainland China, including in the U.S., Japan, Canada, and other countries and regions. Our subsidiaries had previously sold products through e-commerce platforms operated by Nongyuan Network and third-party e-commerce service providers. Most of our e-commerce operations had been closed as of January 2023 to reduce the operating costs and expenses given the low profit margins generated.

The product sales agreements with major distributors of our products generally provide that payment is due upon receipt of a value-added tax invoice, and the customer should make the payment by bank’s acceptance bill or wire transfer. Delivery is made at our factory and the customer is responsible for the cost of transportation. Products are deemed to be accepted upon receipt unless the customer rejects the delivery. Our cooperation with other domestic sale distributors is similar, except the delivery is made at the distributor’s warehouse. For new distributors, we may require full payment before we deliver the products to them.

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Our subsidiaries supply products indirectly to foreign customers, such as supermarkets or food companies, through distributors in China. Our agreements with these Chinese distributors provide that payment is due upon receipt of a value-added tax invoice and a copy of bill of lading, and the distributor should make the payment by wire transfer. Our products are required to meet the export requirements. Delivery is completed at a warehouse designated by the Chinese distributor, and we are responsible for the cost of transportation from our warehouse to the warehouse designated by the Chinese distributor. Products are deemed to be accepted upon receipt unless the foreign customers raise objections.

Product quality is always our main focus. Our subsidiaries have established a food quality traceability system to trace and correct any possible quality issues in any step. Our subsidiaries have also established a sound quality management system, and have obtained the BRC international food certification issued by Intertek Certification Ltd to certify we meet the BRC Global Standard for Food Safety, and Food Safety Management System Certificate issued by China Quality Certification Centre to certify we meet the GB/T 27341-2009/GB 14881-2013 standard.

Products

Our PRC subsidiaries process and sell Shiitake mushrooms, Mu Er mushrooms and other edible fungi, and bulk trade cotton, corn and other agricultural commodities.

Our subsidiaries process and package all the dried edible fungi that they sell, We typically enter into a standard form of agreements with our suppliers, including major suppliers and family farms, which provide the terms and conditions of the transactions, subject to specific quantity and price terms determined in subsequent purchase orders. After receiving dried edible fungi materials from supplier companies and family farms, the edible fungi are further processed based on our quality requirements and packaged at the facilities operated by our subsidiaries.

In addition to the edible fungi we process and sell, our subsidiaries also purchase and sell agricultural products produced or processed by other manufacturers or companies.

Beginning in 2021, our subsidiaries have operated bulk agricultural commodity trading business. We use our well-developed sales channels to purchase certain agricultural commodities from upstream third-party suppliers and then sell them directly to third-party customers. Our bulk product trading volumes are typically adjusted depending on the seasonality of agricultural products and market demand. Corn and cotton have accounted for a large percentage of our bulk commodity trading operations. We expect to make product and volume adjustments as needed in our agricultural commodity trading operations in response to customer demand and market condition.

Corporate History and Structure

The following diagram illustrates our current corporate structure:

Farmmi, Inc.
(Cayman Islands)
100%
100%
100%
Farmmi Canada Inc.
Farmmi International Limited
(Hong Kong)
Farmmi USA Inc
Offshore PRC
Onshore PRC
100%
100%
100%
100%
100%
Zhejiang Suyuan Agricultural Technology Co., Ltd
Farmmi (Hangzhou) Enterprise Management Co., Ltd.
Lishui Farmmi Technology Co., Ltd.
Farmmi (Hangzhou) Ecology Agriculture Development Co., Ltd.
Farmmi (Hangzhou) Health Development Co., Ltd.
50%
50%
100%
Zhejiang Farmmi Ecological Agricultural Technology Co., Ltd.
Zhejiang Farmmi Healthcare Technology Co., Ltd.
95%
5%
Zhejiang Yitang Medical Service Co., Ltd.
100%
Zhejiang Yiting Medical Technology Co., Ltd.
100%
100%
100%
100%
100%
Lishui Farmmi E-commerce Co. LTD
Zhejiang Farmmi Biotechnology Co., Ltd.
Zhejiang Farmmi Food Co., Ltd.
Zhejiang Farmmi Agricultural Supply Chain Co., Ltd.
Ningbo Farmmi Baitong Trade Co., Ltd
100%
100%
Jiangxi Xiangbo Agriculture and Forestry Development Co., LTD
Guoning Zhonghao (Ningbo) Trade Co., Ltd.
100%
Yudu County Yada Forestry Co., LTD

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Holding Company Structure

Farmmi is a Cayman Islands holding company incorporated on July 28, 2015. Farmmi is currently not actively engaging in any business. You may never hold equity interests in the operating PRC subsidiaries. As of the date of this prospectus, the authorized share capital of the Company US$100,000,000 divided into 500,000,000 ordinary shares of US$0.20 nominal or par value each, of which 7,245,786 ordinary shares are issued and outstanding. Farmmi controls and receives the economic benefits of the business operations of our PRC subsidiaries through equity ownership. Farmmi International was incorporated on August 20, 2015 in Hong Kong under the Companies Ordinance (Chapter 622) as a private company limited by shares. Farmmi International is currently a holding company owning equity interests in our subsidiaries based in mainland China. We currently do not have a VIE in our corporate structure.

Recent Developments

New Promissory Note of $5.36 million in July 2024

On July 30, 2024, we entered into a note purchase agreement (the “Purchase Agreement”) with Atlas Sciences, LLC, a Utah limited liability company (“Atlas”), pursuant to which the Company issued to Atlas an unsecured promissory note on July 30, 2024 in the original principal amount of $5,355,000.00 for $5,000,000.00 in gross proceeds. The Company used all of the proceeds from the Note to repay its indebtedness owed to Streeterville Capital, LLC under the Convertible Promissory Note issued on September 26, 2022.

NASDAQ Notification Regarding Minimum Bid Price Requirements

On April 22, 2024, we received a letter from the Listings Qualifications Department of The Nasdaq Capital Market (“Nasdaq”) notifying us that the minimum closing bid price per share for our ordinary shares was below $1.00 for a period of 30 consecutive business days and that we did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). The Nasdaq notification letter did not result in the immediate delisting of our ordinary shares, and the shares continue to trade uninterrupted under the symbol “FAMI.” Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have a compliance period of 180 calendar days, or until October 21, 2024 (the “Compliance Period”), to regain compliance with Nasdaq’s minimum bid price requirement. If at any time during the Compliance Period, the closing bid price per share of our ordinary shares is at least $1.00 for a minimum of 10 consecutive business days, Nasdaq will provide us a written confirmation of compliance and the matter will be closed. In the event we does not regain compliance with the minimum bid price requirement within 180 calendar days, we may be eligible for additional time.

Disposition of Subsidiaries

On January 31, 2024, Zhejiang Suyuan Agricultural Technology Co., Ltd (“Suyuan”), a wholly owned subsidiary of the Company, entered into a share transfer agreement with an unrelated third party, pursuant to which Suyuan sold all of the equity interest of Zhejiang Farmmi Holdings Group Co., Ltd (“Farmmi Holding”) and Farmmi Holding’s subsidiary, Zhejiang Farmmi Agricultural Science and Technology Group Co., Ltd. (“Farmmi Agriculture”), including all of its assets to the buyer for RMB 43.1 million (approximately $6.0 million). Farmmi Agriculture had effective control over Hangzhou Nongyuan Network Technology Co., Ltd. (“Nongyuan Network” or “VIE”) through a series of VIE agreements and received substantially all of the economic benefits of Nongyuan Network. After the share transfer, Farmmi Agriculture’s contractual arrangements with Nongyuan Network were transferred to the buyer.

Appointment of New CFO

Effective January 30, 2024, Ms. Lingge Wu resigned as Chief Financial Officer (“CFO”) of the Company. Ms. Wu’s resignation was not the result of any disagreement with the Company or its board of directors. On February 4, 2024, the board of directors appointed Mr. Zhimin Lu as the new CFO effective on the same date.

Corporate Information

We were incorporated in the Cayman Islands in July 2015. In February 2018, we completed our initial public offering and our ordinary shares commenced trading on Nasdaq under the symbol “FAMI.”

Our registered office is at the office of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands. Our registered office’s telephone number is +1.345.745.5100. Our agent in the U.S. is Shangzhi Zhang, with the address of 33202 Havers Drive, Cary, NC 27518.

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THE OFFERING

Ordinary Shares offered by us	3,433,167 ordinary shares.

Offering price	$0.30 per ordinary share

Ordinary shares outstanding before this offering	7,245,786

Ordinary shares to be outstanding immediately after this offering	10,678,953 ordinary shares

Use of proceeds

We estimate the net proceeds from this offering will be approximately $0.8 million, after deducting Placement Agent fees and offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Risk factors

Investing in our shares involves a high degree of risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement, on page 19 of the accompanying prospectus and in our Annual Report on Form 20-F for the fiscal year ended September 30, 2023 filed with the SEC on January 29, 2024 for a discussion of certain factors you should consider before investing in our securities.

Listing	The Company’s ordinary shares are traded on Nasdaq under the symbol “FAMI”. Our Series A Warrants will not be listed on any stock exchange.

Unless otherwise indicated, the number of ordinary shares outstanding prior to and after this offering is based on 7,245,786 ordinary shares issued and outstanding as of August 22, 2024 and excludes:

●	1,048,924 ordinary shares issuable upon the conversion of the convertible promissory note dated September 26, 2022;
●	2,857 ordinary shares issuable upon the exercise of outstanding options and vesting of restricted shares under our 2018 share incentive plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the Series A Warrants issued in the concurrent private placement described above.

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RISK FACTORS

An investment in our shares involves significant risks. Before making an investment in our shares, you should carefully read all of the information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, including the risk factors contained in our Annual Report on Form 20-F for the fiscal year ended September 30, 2023 filed with the SEC on January 29, 2024. For a discussion of risk factors that you should carefully consider before deciding to purchase any of our shares, please review the additional risk factors disclosed below and the information under the heading “Risk Factors” in the accompanying prospectus. In addition, please read “About this Prospectus Supplement” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties described below are not the only risks facing us. Please note that additional risks not currently known to us or that we currently deem immaterial also may adversely affect our business, results of operations, financial condition and prospects. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks, and you may lose all or part of your original investment.

Risks Related to an Investment in Our Shares and this Offering

The market price of our ordinary shares has been, and may continue to be, highly volatile, and such volatility could cause the market price of our ordinary shares to decrease and could cause you to lose some or all of your investment in our ordinary shares.

The stock market in general and the market prices of the ordinary shares on Nasdaq, in particular, are or will be subject to fluctuation, and changes in these prices may be unrelated to our operating performance. Since the beginning of fiscal year 2024, the market price of our ordinary shares fluctuated from a high of $1.45 per ordinary share to a low of $0.535 per ordinary share, and the price of our ordinary shares continues to fluctuate. We anticipate that the market prices of our shares will continue to be subject to wide fluctuations. The market price of our shares is, and will be, subject to a number of factors, including:

•	actual or anticipated fluctuations in our revenue and other operating results;
•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
•

actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;
•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
•	lawsuits threatened or filed against us; and
•	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

These factors may materially and adversely affect the market price of our shares and result in substantial losses by our investors.

We will have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds from this offering for general corporate purposes and working capital. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceed, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our ordinary share to decline and delay the development of our Company.

S-11

We will need additional capital in the future. If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely.

Regardless of the success of this offering, we will require additional capital in the future. We have incurred losses in each year since our inception. If we continue to use cash at our historical rates of use we will need significant additional financing, which we may seek through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest will be diluted, and the terms of any such offerings may include liquidation or other preferences that may adversely affect the then existing shareholders rights. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt or making capital expenditures. If we raise additional funds through collaboration, strategic alliance or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates, or grant licenses on terms that are not favorable to us.

Ordinary shares representing a substantial percentage of our outstanding shares will be sold in this offering, which could cause the price of our ordinary shares to decline.

Pursuant to this offering, we are selling 3,433,167 ordinary shares representing approximately 47%, of our outstanding ordinary shares as of August 22, 2024. This sale and any future sales of a substantial number of ordinary shares in the public market, or the perception that such sales may occur, could materially adversely affect the price of our ordinary shares. We cannot predict the effect, if any, that market sales of those ordinary shares or the availability of those ordinary shares for sale will have on the market price of our ordinary shares.

Raising additional capital by issuing shares may cause dilution to existing shareholders.

We are currently authorized to issue 500,000,000 ordinary shares. As of August 22, 2024, we had 7,245,786 ordinary shares issued and outstanding, and 1,051,781 ordinary shares reserved for future issuance under outstanding convertible promissory note and under our 2018 share incentive plan. We may also issue up to 3,433,167 additional ordinary shares upon the exercise of Series A Warrants. The sale of ordinary shares issued upon the exercise of Series A Warrants could cause further dilution to our then existing shareholders including investors in this offering.

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We may seek additional capital through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest will be diluted, and the terms of any such offerings may include liquidation or other preferences that may adversely affect the then existing shareholders rights. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt or making capital expenditures. If we raise additional funds through collaboration, strategic alliance or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates, or grant licenses on terms that are not favorable to us.

Future sales of our ordinary shares could reduce the market price of the ordinary shares.

Substantial sales of our ordinary shares may cause the market price of our ordinary shares to decline. Sales by us or our security holders of substantial amounts of our ordinary shares, or the perception that these sales may occur in the future, could cause a reduction in the market price of our ordinary shares.

The issuance of any additional ordinary shares or any securities that are exercisable for or convertible into our ordinary shares, including the exercise of Series A Warrants issued in the concurrent private placement, may have an adverse effect on the market price of the ordinary shares and will have a dilutive effect on our existing shareholders and holders of ordinary shares.

We do not know whether a market for the ordinary shares will be sustained or what the trading price of the ordinary shares will be and as a result it may be difficult for you to sell your ordinary shares.

Although our ordinary shares trade on Nasdaq, an active trading market for the ordinary shares may not be sustained. It may be difficult for you to sell your ordinary shares without depressing the market price for the ordinary shares. As a result of these and other factors, you may not be able to sell your ordinary shares. Further, an inactive market may also impair our ability to raise capital by selling ordinary shares, or may impair our ability to enter into strategic partnerships or acquire companies or products by using our ordinary shares as consideration.

We have no plans to pay dividends on our ordinary shares, and you may not receive funds without selling the ordinary shares.

We have not declared or paid any cash dividends on our ordinary shares, nor do we expect to pay any cash dividends on our ordinary shares for the foreseeable future. We currently intend to retain any additional future earnings to finance our operations and growth and, therefore, we have no plans to pay cash dividends on our ordinary shares at this time. Any future determination to pay cash dividends on our ordinary shares will be at the discretion of our board of directors and will be dependent on our earnings, financial condition, operating results, capital requirements, any contractual restrictions, and other factors that our board of directors deems relevant. Accordingly, you may have to sell some or all of the ordinary shares in order to generate cash from your investment. You may not receive a gain on your investment when you sell the ordinary shares and may lose the entire amount of your investment.

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of applicable SEC and Nasdaq requirements, which may result in less protection than is accorded to investors under rules applicable to domestic issuers.

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the rules of the Nasdaq Stock Market for domestic issuers. Following our home country governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on the Nasdaq Stock Market, may provide less protection than is accorded to investors under the rules of the Nasdaq Stock Market applicable to domestic issuers. For more information, see “Item 16G. Corporate Governance” in our Annual Report on Form 20-F for the year ended September 30, 2023.

In addition, as a foreign private issuer, we are exempt from the rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as domestic companies whose shares are registered under the Exchange Act.

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CAPITALIZATION

The following table sets forth our capitalization:

●	on an actual basis as of March 31, 2024 adjusted to give effect to the issuance of 350,000 ordinary shares since March 31, 2024; and

●

on an as adjusted basis to give further effect to this offering based on a public offering price of $0.30 per ordinary share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, reference to our audited and unaudited financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2024
	Actual	Adjustment For Offering (1)	As Adjusted
	(in U.S. dollars, except per share data)
Cash	$1,124,449	$768,854	$1,893,303
Total Current Assets	155,268,117	768,854	156,036,971
Total Assets	171,910,688	768,854	172,679,542

Current Liabilities	7,119,183	-	7,119,183
Total Liabilities	7,555,725	-	7,555,725

Shareholders’ Equity:
Ordinary Shares, par value $0.20, 500,000,000, 500,000,000 and 500,000,000 shares authorized and 7,245,786, and 10,678,953 shares issued and outstanding - actual and as adjusted	1,409,158	686,633	2,095,791
Additional paid-in capital	161,335,175	82,221	161,417,396
Statutory reserves	719,996	-	719,996
Retained earnings	18,511,613	-	18,511,613
Accumulated other comprehensive income (loss)	(17,620,979)	-	(17,620,979)
Total Equity	164,354,963	768,854	165,123,817
Total Liabilities and Equity	$171,910,688	$768,854	$172,679,542

(1)	Reflects an estimated net proceeds of $768,854 provided from the issuance of 3,433,167 ordinary shares in this offering.

The preceding table excludes as of March 31, 2024: (a) 1,048,924 ordinary shares reserved for issuance pursuant to the convertible promissory note issued on September 26, 2022, and (b) 2,857 ordinary shares reserved under our 2018 share incentive plan.

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately $0.8 million, after deducting underwriter commissions and discounts, and estimated offering expenses payable by us.

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We currently intend to use the net proceeds from this offering for working capital, general corporate purposes and capital expenditures. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending application of the net proceeds for the purposes as described above, we expect to invest the net proceeds in short-term, interest-bearing securities, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

Ordinary Shares

We are offering ordinary shares pursuant to this prospectus supplement and the accompanying prospectus. For a description of the ordinary shares being offered hereby, please see “Description of Share Capital” in the accompanying prospectus. You should also refer to our memorandum and articles of association, as amended, which are filed as exhibits to the registration statement of which this prospectus supplement is part.

Listing

Our ordinary shares list on the Nasdaq Capital Market under the symbol “FAMI.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is TranShare Corporation.

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PRIVATE PLACEMENT TRANSACTION OF SERIES A WARRANTS

The following summary of certain terms and provisions of the Series A Warrants is not complete and is subject to, and qualified in its entirety by the provisions of, the Series A Warrant. Prospective investors should carefully review the terms and provisions of the form of Series A Warrant for a complete description of the terms and conditions of the Series A Warrants.

In a concurrent private placement, we will issue and sell to the same investors Series A Warrants to purchase up to an aggregate of 3,433,167 ordinary shares at an initial exercise price equal to $0.75 per share.

The Series A Warrants and Series A Warrant Shares are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D. Accordingly, investors may only sell Series A Warrant Shares pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The Series A Warrants are exercisable on or after the date of issuance and will terminate five (5) years from the date of issuance. The exercise price and the number of Warrant Shares are subject to appropriate adjustment upon the occurrence of certain events, including, but not limited to, stock dividends or splits, business combination, sale of assets, similar recapitalization transactions, or other similar transactions. In addition, the exercise price of the Series A Warrants is subject to an adjustment in the event that we issue or are deemed to issue ordinary shares for less than the applicable exercise price of the Series A Warrants.

As further described in the Series A Warrants, on the Reset Date, the exercise price shall be adjusted to equal the Reset Price (as defined in the Series A Warrant). Upon such reset of the exercise price the number of Warrant Shares issuable hereunder will be proportionately increased so that after such adjustment the aggregate exercise price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate exercise price on the date of issuance for the Warrant Shares then outstanding. The Reset Date means the date that is the earlier of (A) the first (1st) Trading Day after the date on which all or a portion of the Series A Warrant shares have become registered pursuant to an effective Registration Statement or (B) the Trading Day after the date on which the holder of the Series A Warrants or underlying shares can sell all shares pursuant to Rule 144 without restriction. In the event that either of clauses (A) or (B) in the immediately preceding sentence has not occurred, “Reset Date” means the Trading Day after twelve (12) months and thirty (30) Trading Days immediately following the date of issuance of the Series A Warrants.

There is no established public trading market for our Series A Warrants, and we do not expect a market to develop. We do not intend to apply to list our Series A Warrants on any securities exchange. Without an active market, the liquidity of the Series A Warrants will be limited.

Holders of the Series A Warrants may exercise their warrants to purchase ordinary shares on or before the termination date by delivering an exercise notice, appropriately completed and duly signed. Following each exercise of the Series A Warrants, the holder is required to pay the exercise price for the number of shares for which the Series A Warrant is being exercised in cash. A holder of the Series A Warrants also will have the right to exercise its warrants on a cashless basis if the registration statement or prospectus contained therein is not available for the issuance of the Series A Warrant Shares. Series A Warrants may be exercised in whole or in part, and any portion of the Series A Warrants not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver ordinary shares issuable upon exercise of a Series A Warrant.

Upon the holder’s exercise of a Series A Warrant, we will issue part or all of the Series A Warrant Shares accordingly on or prior to one trading day after our receipt of notice of exercise, subject to receipt of payment of the aggregate exercise price therefor.

The Series A Warrant Shares are duly and validly authorized and will be, when issued, delivered and paid for in accordance with the Series A Warrants, issued and fully paid and non-assessable. We will authorize and reserve ordinary shares equal to at least the number of Series A Warrant Shares.

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If, at any time a Series A Warrant is outstanding, we consummate any fundamental transaction, as described in the Series A Warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our ordinary shares is converted into or exchanged for other securities or other consideration, the holder of any Series A Warrants will thereafter receive, the securities or other consideration to which a holder of the number of ordinary shares then deliverable upon the exercise or exchange of such Series A Warrants would have been entitled upon such consolidation or merger or other transaction. Additionally, in the event of a fundamental transaction, each Series A Warrant holder will have the right to require us, or our successor, to repurchase the Series A Warrants for an amount equal to the Black Scholes value of the remaining unexercised portion of the Series A Warrants on the terms set forth in the Series A Warrants.

We are required within 30 days of the closing of the offering to file a registration statement providing for the resale of the ordinary shares issued and issuable upon the exercise of the Series A Warrants. We are required to use commercially reasonable efforts to cause such registration to become effective within 60 days of the closing of the offering, or 90 days of the closing of the offering if subject to full review by the SEC, and to keep such registration statement effective at all times until no investor owns any Series A Warrants or shares issuable upon exercise thereof.

 PLAN OF DISTRIBUTION

Placement Agency Agreement and SPA

Maxim Group LLC has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement dated as of August 22, 2024 (the “Placement Agency Agreement”). The placement agent is not purchasing or selling any securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby.

We have entered into a Securities Purchase Agreement on August 22, 2024 (the “Securities Purchase Agreement”). Pursuant to the SPA, we will sell to the purchasers 3,433,167 ordinary shares, at a price of $0.30 per share. We negotiated the price for the securities offered in this offering with the purchasers. The factors considered in determining the price included the recent market price of our ordinary shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares and Series A Warrants by the placement agent. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and
•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the ordinary course of their respective businesses, the placement agent or its affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which it has or may in the future receive customary fees and expenses.

Lock-up Agreements

Under the SPA, we will be precluded from engaging in equity or equity-linked securities offerings for a period of beginning on the closing date and continuing until the earlier of (a) sixty calendar days from following the effective date of the registration statement covering the shares underlying the Series A Warrants issued in the concurrent private offering or (b) six months following the date of the SPA (the “Restriction Period”), subject to certain exceptions. Additionally, we will also be precluded from entering into an agreement to effect any subsequent placement involving a variable rate transaction for a period of beginning on the closing date and continuing until the later of (a) sixty calendar days from following the effective date of the registration statement covering the shares underlying the Series A Warrants issued in the concurrent private offering or (b) twelve months following the closing date of the offering, subject to certain exceptions.

Pursuant to certain lock-up agreements, each of our executive officers and directors have agreed, for the period ending sixty days after the Restriction Period, subject to certain exceptions, not to offer, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our ordinary shares or other securities convertible into or exercisable or exchangeable for our ordinary shares without the prior written consent of the placement agent.

We also agreed to indemnify the purchasers against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the SPA.

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Placement Agent Fees

We have agreed to pay the placement agent upon the closing of this offering (1) a cash fee equal to 7.5% of the aggregate purchase price of the securities offered under this prospectus supplement and accompanying prospectus; and (2) up to $40,000 to reimburse the placement agent for its out-of-pocket expenses (including counsel fee). We have agreed that upon the closing of this offering, for a period of six (6) months from such closing, we will grant the placement agent the right of first refusal to act as sole managing underwriter and book runner and/or placement agent for any future public or private equity, equity-linked or debt offerings of the Company or any successor to or any subsidiary of the Company during such six month period. We have also agreed that, if within six (6) months of the closing of the offering, the Company completes any financing of equity, equity-linked or debt securities, or other capital-raising activity with, or receives proceeds from, any of the investors that were brought over the wall by the Placement Agent in connection with the offering, then the Company shall pay to the Placement Agent upon closing of such financing or receipt of such proceeds the compensation, a cash fee equal to 7.5% of the aggregate purchase price of the securities offered, provided, that, within five (5) business days following the termination of the placement agent agreement, the Placement Agent provides a list to the Company of such investors.

We have agreed to indemnify the placement agent and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We also have agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

The following table shows per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the ordinary shares pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the ordinary shares offered hereby:

	Per Ordinary Share	Total
Public offering price	$0.30	$1,029,950.10
Placement agent’s fees	$0.0225	$77,246.26
Proceeds, before expenses, to us	$0.2775	$952,703.84

After deducting fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $0.8 million.

Electronic Distribution

A prospectus supplement in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus supplement in electronic format, the information on each of the placement agent’s websites and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or either placement agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

The placement agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Delivery of Ordinary Shares

Delivery of our ordinary shares issued and sold in this offering will occur on August 26, 2024.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is TranShare Corporation, Bayside Center 1, 17755 North US Highway 19, Suite # 140, Clearwater FL 33764. Our transfer agent’s phone number is (303)662-1112 and facsimile number is (727)269-5616.

Listing

Our ordinary shares are quoted on the Nasdaq Capital Market under the trading symbol “FAMI.”

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LEGAL MATTERS

Kaufman & Canoles, P.C., Richmond, Virginia is acting as counsel to our company regarding U.S. securities law matters. Certain legal matters relating to the offering of our securities under this prospectus supplement will be passed upon for us by Campbells, Cayman Islands, with respect to matters of Cayman Islands law. Ellenoff Grossman & Schole LLP, New York, New York is counsel to the placement agent in connection with this offering.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended September 30, 2023 have been audited by YCM CPA, Inc., an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference in this prospectus the documents listed below, and any future Annual Reports on Form 20-F or Reports on Form 6-K (to that extent that such Form 6-K indicates that it is intended to be incorporated by reference herein) filed with the SEC pursuant to the Exchange Act prior to the termination of the offering. The documents we incorporate by reference are:

•	Our Annual Report on Form 20-F for the year ended September 30, 2023, filed on January 29, 2024; and

•	Our Current Report on Form 6-K filed or furnished on February 5, 2024, April 26, 2024, August 1, 2024 and August 9, 2024; and

•	The description of our ordinary shares contained in our registration statement on Form 8-A filed on February 12, 2018 and as it may be further amended from time to time.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus supplement, you should rely on the statements made in the most recent document. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, free of charge, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

Farmmi, Inc.

Fl 1, Building No. 1, 888 Tianning Street, Liandu District

Lishui, Zhejiang Province

People’s Republic of China 323000

+86-057-82612876 — telephone

Attn: Investor Relations

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, or such earlier date, that is indicated in this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 and relevant exhibits and schedules, under the Securities Act, covering the ordinary shares represented by ordinary shares to be sold in this offering. This prospectus supplement, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus supplement. Since this prospectus supplement does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares. The registration statement is available at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information are available at the SEC’s website noted above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose shares are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on Form 6-K, unaudited financial information for the first 6 months of each fiscal year within such applicable time as required by the SEC.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

Cayman Islands law and our Memorandum of Association and Articles of Association provide that we may indemnify our directors, officers, advisors and trustee acting in relation to any of our affairs against actions, proceedings, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duty in their capacities as such. Under our Memorandum of Association and Articles of Association and Cayman Islands common law, indemnification is not available, however, if those events were incurred or sustained by or through their own dishonesty, fraud, gross negligence, willful neglect or default. While our Memorandum of Association and Articles of Association explicitly prohibit indemnification in cases involving willful neglect or default, the Cayman Island common law extends this prohibition to cases involving dishonesty, fraud and gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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i

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time, in one or more offerings, securities having an aggregate initial offering price of up to $100,000,000 (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities under this shelf registration statement, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities being offered. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information,” before making an investment decision. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

Industry data and other statistical information used in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are based on independent publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, derived from our review of internal surveys and the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject, in whole or in part, any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities and any applicable fee, commission or discount arrangements with them. See the information described below under the heading “Plan of Distribution.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY THE APPLICABLE PROSPECTUS SUPPLEMENT.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Except as otherwise indicated by the context, references in this prospectus to:

•	“Farmmi,” “FAMI,” “we,” “our,” “our company,” the “company” and “us” are to Farmmi, Inc., a Cayman Islands company limited by shares;

•	Farmmi International Limited, a Hong Kong limited company (“Farmmi International” when individually referenced), which is a wholly owned subsidiary of FAMI;

1

•	Farmmi Canada In. (“Farmmi Canada”), a Canadian company and a wholly owned subsidiary of FAMI;

•	Farmmi USA In (“Farmmi US”), a California corporation and a wholly owned subsidiary of FAMI;

•	“PRC subsidiaries” and “Operating Subsidiaries” are to our subsidiaries established and operated in mainland China, including:

•	Farmmi (Hangzhou) Enterprise Management Co., Ltd., a PRC company (“Farmmi Enterprise”), which is a wholly owned subsidiary of Farmmi International;

•	Lishui Farmmi Technology Co., Ltd., a PRC company (“Farmmi Technology”), which is a wholly owned subsidiary of Farmmi International;

•	Hangzhou Suyuan Agriculture Technology Co., Ltd., a PRC company (“Suyuan”), a wholly owned subsidiary of Farmmi International;

•	Farmmi (Hangzhou) Ecology Agriculture Development Co., Ltd. (“Farmmi Ecology”), a wholly owned subsidiary of Farmmi International;

•	Farmmi (Hangzhou) Health Development Co., Ltd. (“Health Development”), a wholly owned subsidiary of Farmmi International;

•	Zhejiang Farmmi Ecological Agricultural Technology Co., Ltd. (“Farmmi Eco-Agriculture ”), which is 50% owned by Farmmi Technology and 50% owned by Farmmi Enterprise;

•	Zhejiang Farmmi Food Co., Ltd. (“Farmmi Food”), a wholly owned subsidiary of Agriculture Technology;

•	Lishui Farmmi E-Commerce Co., Ltd. (“Farmmi E-Commerce”), a wholly owned subsidiary of Agricultural Technology;

•	Ningbo Farmmi Baitong Trade Co., Ltd (“Baitong Trade”), a wholly owned subsidiary of Agricultural Technology;

•	Zhejiang Farmmi Biotechnology Co., Ltd. (“Farmmi Biotech”), a wholly owned subsidiary of Agricultural Technology;

•	Zhejiang Farmmi Agricultural Supply Chain Co., Ltd. (“Farmmi Supply Chain”), a wholly owned subsidiary of Agricultural Technology;

•	Jiangxi Xiangbo Agriculture and Forestry Development Co., Ltd. (“Jiangxi Xiangbo”), a wholly owned subsidiary of Farmmi Supply Chain;

•	Guoning Zhonghao (Ningbo) Trade Co., Ltd. (“Guoning Zhonghao”), a wholly owned subsidiary of Farmmi Supply Chain;

•	Yudu County Yada Forestry Co., Ltd (“Yudu Foresty”), a wholly owned subsidiary of Jiangxi Xiangbo;

•	Zhejiang Farmmi Healthcare Technology Co., Ltd. (“Farmmi Healthcare”), a wholly owned subsidiary of Health Development;

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•	Zhejiang Yitang Medical Service Co., Ltd. (“Yitang Mediservice”), 95% owned by Farmmi Healthcare and 5% owned by Farmmi Ecology;

•	Zhejiang Yiting Medical Technology Co., Ltd. (“Yiting Medical”), a wholly owned subsidiary of Yitang Mediservice; and

•	Shanghai Zhongjian Yiting Healthcare Technologies Partnership (Limited Partnership) (“Zhongjian Yiting”), 93.75% owned by Yiting Medical.

•	“Farmmi Holding” are to Zhejiang Farmmi Holding Group Co. Ltd, a PRC company and a former subsidiary of Suyuan;

•

“Farmmi Agricultural” are to Zhejiang Farmmi Agricultural Science and Technology Group Co., Ltd., a PRC company and a wholly owned subsidiary of Farmmi Holding, which was a wholly foreign owned enterprise, or our “WFOE,” before January 2024;

•

“Nongyuan Network” or “VIE” are to Hangzhou Nongyuan Network Technology Co., Ltd., a PRC company which was a consolidated affiliated entity whose financial statements were included in our consolidated financial statements for the 2023 and prior fiscal years as a result of a series of agreements;

•	“China” and “PRC” are to the People’s Republic of China, and for purposes of this prospectus, are also to mainland China;

•	“RMB,” “Renminbi” and “¥” are to the legal currency of China; and

•	“USD,” “U.S. dollars,” “dollars,” and “$” are to the legal currency of the United States.

Our fiscal year end is September 30. References to a particular “fiscal year” are to our fiscal year ended September 30 of that calendar year.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus contain, or will contain, forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, or the PSLRA. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. Forward-looking statements include all statements that are not statements of historical facts and may relate to, but are not limited to, expectations or estimates of future operating results or financial performance, capital expenditures, regulatory compliance, plans for growth and future operations, as well as assumptions relating to the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other similar terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy, and actual results may differ materially from those we anticipated due to a number of uncertainties, many of which cannot be foreseen. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus.

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We believe that it is important to communicate our future expectations to potential investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause actual events or results to differ materially from the expectations expressed in or implied by our forward-looking statements. The risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of these risks and uncertainties could negatively impact, among other things, our business, cash flows, results of operations, financial condition and share price. Potential investors should not place undue reliance on our forward-looking statements.

Forward-looking statements regarding our present plans or expectations for sales, supply contracts, purchases, sources and availability of financing, and growth involve risks and uncertainties relative to return expectations and related allocation of resources, and changing economic or competitive conditions, as well as the negotiation of agreements with suppliers and customers, which could cause actual results to differ from present plans or expectations, and such differences could be material. Similarly, forward-looking statements regarding our present expectations for operating results and cash flow involve risks and uncertainties related to factors such as utilization rates, material prices, demand for products by our customers, supply and other factors described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus, which would also cause actual results to differ from present plans. Such differences could be material.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date the statements are made. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to, and do not plan to, update any forward-looking statements as a result of new information, future events or developments, except as required by U.S. federal securities laws. You should read this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus with the understanding that we cannot guarantee future results, levels of activity, performance or achievements and that actual results may differ materially from what we expect. The forward-looking statements contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are excluded from the safe harbor protection provided by the PSLRA.

 ABOUT FARMMI, INC.

FAMI is not a PRC operating company but a holding company incorporated in the Cayman Islands. As a holding company, we own equity interests, directly or indirectly, in our subsidiaries based in mainland China, Hong Kong, Canada and the U.S. The vast majority of the business operations are conducted by our subsidiaries based in mainland China.

Investors in FAMI’s securities are not purchasing an equity interest in our operating subsidiaries in China, Canada and the U.S. but instead are purchasing an equity interest in a Cayman Islands holding company.

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that we are offering, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our 2023 Annual Report and our other SEC reports.

Overview

Through our PRC subsidiaries, we process and sell edible fungi and other agricultural products both in China and internationally. Our business has historically been focused on the processing and sales of a variety of mushrooms, edible fungi and other agricultural products. In the recent years, in response to the market demand, our product sales have more evenly divided among Shiitake mushrooms, Mu Er mushrooms, and bulk trading of agricultural products, such as cotton and corn.

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Our PRC subsidiaries sell most of the products to distributors in China, which then sell in China and internationally. For the year ended September 30, 2023, approximately 99.4% of our products are sold in China and 0.6% outside mainland China, including in the U.S., Japan, Canada, and other countries and regions. Our subsidiaries had previously sold products through e-commerce platforms operated by Nongyuan Network and third party e-commerce service providers. Most of our e-commerce operations had been closed as of January 2023 to reduce the operating costs and expenses given the low profit margins generated.

The product sales agreements with major distributors of our products generally provide that payment is due upon receipt of a value-added tax invoice, and the customer should make the payment by bank’s acceptance bill or wire transfer. Delivery is made at our factory and the customer is responsible for the cost of transportation. Products are deemed to be accepted upon receipt unless the customer rejects the delivery. Our cooperation with other domestic sale distributors is similar, except the delivery is made at the distributor’s warehouse. For new distributors, we may require full payment before we deliver the products to them.

Our subsidiaries supply products indirectly to foreign customers, such as supermarkets or food companies, through distributors in China. Our agreements with these Chinese distributors provide that payment is due upon receipt of a value-added tax invoice and a copy of bill of lading, and the distributor should make the payment by wire transfer. Our products are required to meet the export requirements. Delivery is completed at a warehouse designated by the Chinese distributor, and we are responsible for the cost of transportation from our warehouse to the warehouse designated by the Chinese distributor. Products are deemed to be accepted upon receipt unless the foreign customers raise objections.

Product quality is always our main focus. Our subsidiaries have established a food quality traceability system to trace and correct any possible quality issues in any step. Our subsidiaries have also established a sound quality management system, and have obtained the BRC international food certification issued by Intertek Certification Ltd to certify we meet the BRC Global Standard for Food Safety, and Food Safety Management System Certificate issued by China Quality Certification Centre to certify we meet the GB/T 27341-2009/GB 14881-2013 standard.

Products

Our PRC subsidiaries process and sell Shiitake mushrooms, Mu Er mushrooms and other edible fungi, and bulk trade cotton, corn and other agricultural commodities.

Our subsidiaries process and package all the dried edible fungi that they sell, We typically enter into a standard form of agreements with our suppliers, including major suppliers and family farms, which provide the terms and conditions of the transactions, subject to specific quantity and price terms determined in subsequent purchase orders. After receiving dried edible fungi materials from supplier companies and family farms, the edible fungi are further processed based on our quality requirements and packaged at the facilities operated by our subsidiaries.

In addition to the edible fungi we process and sell, our subsidiaries also purchase and sell agricultural products produced or processed by other manufacturers or companies.

Beginning in 2021, our subsidiaries have operated bulk agricultural commodity trading business. We use our well-developed sales channels to purchase certain agricultural commodities from upstream third-party suppliers and then sell them directly to third-party customers. Our bulk product trading volumes are typically adjusted depending on the seasonality of agricultural products and market demand. Corn and cotton have accounted for a large percentage of our bulk commodity trading operations. We expect to make product and volume adjustments as needed in our agricultural commodity trading operations in response to customer demand and market condition.

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Corporate History and Structure

The following diagram illustrates our current corporate structure:

Farmmi Inc.(CAY)
100%
100%
100%
Farmmi Canada Inc.
Farmmi INnternational Limited (HK)
Farmmi USA Inc
Abroad
Domestic
100%
100%
100%
100%
100%
Zhejiang Suyuan Agricultural Technology Co., Ltd
Farmmi (Hangzhou) Enterprise Management Co., Ltd.
Lishui Farmmi Technology Co., Ltd.
Farmmi (Hangzhou) Ecology Agriculture Development Co., Ltd.
Farmmi (Hangzhou) Health Development Co., Ltd.
50%
50%
100%
Zhejiang Farmmi Ecological Agricultural Technology Co., Ltd.
Zhejiang Farmmi Healthcare Technology Co., Ltd.
95%
5%
Zhejiang Yitang Medical Service Co., Ltd.
100%
100%
100%
100%
100%
100%
Lishui Farmmi E-commerce Co. LTD
Zhejiang Farmmi Biotechnology Co., Ltd.
Zhejiang Farmmi Food Co., Ltd.
Zhejiang Farmmi Agricultural Supply Chain Co., Ltd.
Ningbo Farmmi Baitong Trade Co., Ltd
Zhejiang Yiting Medical Technology Co., Ltd.
100%
100%
93.75%
Jiangxi Xiangbo Agriculture and Forestry Development Co., LTD
Guoning Zhonghao (Ningbo) Trade Co., Ltd.
Shanghai Zhongjian Yiting Healthcare Technology Partnership (Limited Partnership)
100%
Yudu County Yada Forestry Co., LTD

Holding Company Structure

FAMI is a Cayman Islands holding company incorporated on July 28, 2015. FAMI is currently not actively engaging in any business. You may never hold equity interests in the operating PRC Subsidiaries. As of the date of this prospectus, the authorized share capital of the Company US$100,000,000 divided into 500,000,000 ordinary shares of US$0.20 nominal or par value each, of which 7,245,786 ordinary shares are issued and outstanding. FAMI controls and receives the economic benefits of the business operations of our PRC subsidiaries through equity ownership. Farmmi International was incorporated on August 20, 2015 in Hong Kong under the Companies Ordinance (Chapter 622) as a private company limited by shares. Farmmi International is currently a holding company owning equity interests in our subsidiaries based in mainland China. We currently do not have a VIE in our corporate structure.

Our Subsidiaries and Business Operations

Our agricultural product sale business is conducted primarily by our subsidiaries based in mainland China. Among our PRC subsidiaries, the following are the main operating entities:

Farmmi Food primarily engages in the business of packaged dried edible fungi for domestic sales to distributors. It was established on December 26, 2017.

Farmmi E-Commerce was established on March 22, 2019. Its business focuses on technology development, technical services and technical consultation related to agricultural products.

Farmmi Biotech was established on April 7, 2021. Its main business is the research and development of mushroom powder and mushroom extract.

Farmmi Supply Chain was established on May 11, 2021. It operates agricultural products supply chain business.

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Yudu Forestry was established on November 10, 2010. It primarily engages in forestry development business. We acquired Yudu Forestry from a third party in September 2021.

Guoning Zhonghao, Farmmi Eco-Agriculture and Baitong Trade mainly conduct agricultural product sales. Guoning Zhonghao was established on June 15, 2021, which we acquired from a third party in December 2021. Farmmi Eco-Agriculture was established on May 27, 2022. Baitong Trade was established on November 14, 2022.

Farmmi Health Development was established on September 17, 2021 and its principal function is health related business development.

Farmmi Healthcare was established on September 18, 2021 and focuses on medicine related business.

Yitang Mediservice was established on September 7, 2021 and its principal operations are medical services.

Yiting Yiting Medical focuses on medical technology business. It was established on September 7, 2021.

Farmmi Canada was established in July 2022. It primarily conducts agricultural product sales in Canada and trading business.

Farmmi USA was established in April 2023. It primarily engages in agricultural product sales to the U.S. and other international markets and U.S. agricultural product sales to China.

The remaining subsidiaries are either holding companies or do not currently conduct substantial operations.

Historical Contractual Arrangements for E-Commerce Operations and Recent Development

Historically our subsidiaries had conducted our business through the following structures:

Structure	Company	Business	Related PRC Legal Restrictions on Foreign-owned Entity
Parent-subsidiary Structure	All of our foreign-owned entity subsidiaries	Process and/or sell agricultural products	None

Variable interest entity	Hangzhou Nongyuan Network Technology Co., Ltd.	Operated online and e-commerce operations	Restrictions on operation of independent online stores (deemed as value-added telecommunication service business) by foreign-owned entities

Nongyuan Network, through a series of contractual arrangements with Farmmi Agriculture, had operated e-commerce websites and online sales of agriculture products for our PRC subsidiaries. PRC laws and regulations restrict and impose conditions on foreign investment in internet based, value-added telecommunication services, mobile application services and certain other businesses. Accordingly, the e-commerce websites and online sales of our products in China were mainly operated through our consolidated affiliated entity, or VIE, and relied on contractual arrangements among Farmmi Agriculture, or the WFOE, Nongyuan Network and its shareholder. The VIE was consolidated for accounting purposes, but was not an entity in which we or our investors, owned equity. Such structure and the contractual arrangements were designed to enable our WFOE to have power to direct significant activities of the VIE and to receive economic benefits from the VIE where PRC law prohibited, restricted or imposed conditions on direct foreign investment in such entity.

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Beginning in 2014, our PRC subsidiaries, through Nongyuan Network, opened online stores to sell products on third-party e-commerce sites such as taobao.com, JD.com and other e-commerce channels. Nongyuan Network had also developed our own e-commerce sites, Farmmi Jicai (www.farmmi88.com) and Farmmi Liangpin Market (www.farmmi.com), and tested Farmmi Baba, an e-commerce platform operated as a mini program on WeChat, a popular mobile app in China. Most of the e-commerce sales operations had been discontinued by January 2023 due to the low profitability as compared to the costs and expenses.

Nongyuan Network, Farmmi Agriculture and the shareholder of Nongyuan Network, Ms. Xinyang Wang, entered into a series of agreements in 2019, which enabled Farmmi Agriculture to exercise effective control over Nongyuan Network and receive all of the economic benefits from the VIE’s  operations. Such VIE agreements included: (a) an Exclusive Management Consulting and Technology Service Agreement, under which Nongyuan Network agreed to engage Farmmi Agricultural as its exclusive provider of management consulting, technical support, intellectual property license and relevant services and Farmmi Agricultural was obligated to absorb all of the loss from Nongyuan Network’s activities and was entitled to receive all of its residual profits and service fees, (b) a Power of Attorney, through which the sole shareholder of Nongyuan Network entered into an irrevocable power of attorney appointing Farmmi Agricultural as the attorney-in-fact to act on her behalf on all matters pertaining to Nongyuan Network and to exercise all of her rights as the sole shareholder of Nongyuan Network, (c) an exclusive call option agreement, pursuant to which Farmmi Agricultural had an exclusive option to purchase, or to designate other persons to purchase, to the extent permitted by applicable PRC laws, rules and regulations, all of the equity interest and assets in Nongyuan Network from its sole shareholder, and (d) an equity pledge agreement, under which Xinyang Wang pledged all of her equity interests in Nongyuan Network to Farmmi Agricultural as collateral to secure performance of all of the obligations under the exclusive consulting and service agreement, the exclusive call option agreement and the proxy agreement.

In January 2024, Suyuan entered into a share transfer agreement with an unrelated third party, under which it sold all of shares of its wholly owned subsidiary, Farmmi Holding and its assets including all the shares of Farmmi Agriculture. As a result of the subsidiary sale, Farmmi Agriculture’s contractual arrangements with Nongyuan Network were transferred to the buyer company. Following the subsidiary sale, we no longer have a VIE in our current corporate structure and will not consolidate the operations and financial results of Nongyuan Network.

Summary of Risk Factors

Investing in our ordinary shares involves a high degree of risk. This summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 19  of this prospectus.

Risks Related to Doing Business in China

Risks related to doing business in China, beginning on page 19 of this prospectus, include but are not limited to the following:

•

If the Chinese government determines that our corporate structure does not comply with Chinese regulations, or if Chinese regulations change or are interpreted differently in the future, the value of our ordinary shares may decline in value or become worthless.

•	Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to us and our shareholders.

•

We are required to complete filing procedures with the CSRC in connection with securities issuance and may be subject to approval, filing or other procedures with other Chinese regulatory authorities under PRC law; we cannot predict whether we will be able, or how long it will take us, to obtain such approval or complete such filing or other procedures.

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•

The PRC government exerts substantial influence over the manner in which we conduct our business through our subsidiaries in China and may intervene in or influence the operations of our subsidiaries at any time, which could result in a material change in our operations and cause the value of our ordinary shares to significantly decline or become worthless.

•

The Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

•

We previously operated our e-commerce websites and online product sales through certain contractual arrangements with Nongyuan Network; if the PRC government determines that these contractual arrangements did not comply with PRC regulations relative to certain industries, or if these regulations or the interpretation of existing regulations change in the future, or if the PRC government disallow our holding company structure, we could be subject to severe penalties or adverse consequences, which would likely result in a material adverse change in our operations, and FAMI shares may decline significantly in value or become worthless.

•

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completely our auditors for two consecutive years.

•	Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements.

•

We may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently as a domestic public company;

●

we are exempt from certain U.S. federal securities law provisions applicable to U.S. domestic issuers and are also permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, and such exemptions may afford less protection to shareholders;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from certain provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act.

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Permissions Required from the PRC Authorities for Our Operations

We conduct a majority of our business through our subsidiaries based in China. Historically our e-commerce and online product sales which counted a smaller portion of our business had been operated through a series of contractual arrangements with Nongyuan Network, a PRC company that we did not hold any equity interest. We are required to obtain certain permissions from the PRC authorities to operate, issue securities to foreign investors, and transfer certain data. The PRC government has exercised, and may continue to exercise, substantial influence or control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be undermined if our PRC subsidiaries are not able to obtain or maintain approvals to operate in China. The central or local governments could impose new, stricter regulations or interpretations of existing regulations that could require additional expenditures, and efforts on our part to ensure our compliance with such regulations or interpretations. To operate our general business activities currently conducted in mainland China, each of our PRC entities is required to obtain a business license from the local counterpart of the State Administration for Market Regulation, or SAMR. Each of our PRC entities has obtained a valid business license from the local SAMR, and no application for any such license has been denied. Our PRC entities are also required to obtain certain licenses and permits. Among our PRC entities, Farmmi Food and Farmmi Biotech are required to obtain food business licenses pursuant to the PRC Food Safety Law. Prior to April 2021, Nongyuan Network was required to made, and had made, a record filing with the competent telecommunications authority as a non-operational Internet Content (ICP) Provider and has received the ICP License. As of the date of this prospectus, as advised by our PRC legal counsel, Zhengbiao Law Firm, we and our PRC entities have received all requisite permits, approvals and certificates from the PRC government authorities to conduct our business operations in China. To our knowledge, no permission or approval has been denied or revoked. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by government authorities, we cannot be certain that relevant policies in this regard will not change in the future, which may require us or our subsidiaries to obtain additional licenses, permits, filings or approvals for conducting our business in the PRC. If we or our subsidiaries do not receive or maintain required permissions or approvals, or inadvertently conclude that such permissions or approvals are not required, we may be subject to governmental investigations or enforcement actions, fines, penalties, suspension of operations, or be prohibited from engaging in relevant business or conducting securities offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

In connection with our previous issuance of securities to foreign investors, , as advised by our PRC legal counsel, Zhengbiao Law Firm, under current PRC laws, regulations and regulatory rules, as of the date of this prospectus, we and our PRC subsidiaries are not required to obtain permissions from the China Securities Regulatory Commission, or the CSRC; are not required to go through cybersecurity review by the Cyberspace Administration of China, or the CAC; and have not received or were denied such requisite permissions by any PRC authority. However, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers.

On July 10, 2021, the CAC published a revised draft revision to the Cybersecurity Review Measures for public comment, or the Revised Cybersecurity Measures. Under these measures, an operator having more than one million users shall be subject to cybersecurity review before listing abroad. The cybersecurity review will evaluate the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled or maliciously used by foreign governments after going public overseas. The procurement of network products and services, data processing activities and overseas listing should also be subject to cybersecurity review if they concern or potentially pose risks to national security. According to the effective Cybersecurity Review Measures, online platform/website operators of certain industries may be identified as critical information infrastructure operators by the CAC, once they meet standard as stated in the National Cybersecurity Inspection Operation Guide, and such operators may be subject to cybersecurity review. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and other government agencies jointly issued the final version of the Revised Measures for Cybersecurity Review, or the Measures, which took effect on February 15, 2022 and replaced the previously issued Revised Cybersecurity Review Measures. Under the Measures, an “online platform operator” in possession of personal data of more than one million users must apply for a cybersecurity review if it intends to list its securities on a foreign stock exchange. The operators of critical information infrastructure and the online platform operators (collectively, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Pursuant to the Measures, we believe we are not subject to the cybersecurity review by the CAC, given that (i) we possess personal information of a relatively small number of users in our business operations as of the date of this report, significantly less than one million users; and (ii) data processed in our business does not have a bearing on national security and thus shall not be classified as core or important data by the PRC authorities. We don’t believe that we are an Operator within the meaning of the Measures, nor do we control more than one million users’ personal information, and as such, we should not be required to apply for a cybersecurity review under the Revised Measures. Further, an expert interpretation of the Measures published at the CAC’s website on February 17, 2022 indicated no application review is required for operators that have been listed abroad before the implementation of the Revised Cybersecurity Measures. However, the Measures were just recently released and there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. Whether the data processing activities carried out by traditional enterprises (such as food, medicine, manufacturing, and merchandise sales enterprises) are subject to such review and the scope of the review remain to be further clarified by the regulatory authorities in the subsequent implementation process.

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The PRC government recently initiated a series of regulatory actions and statements to regulate business operations in China, including adopting new measures to extend the scope of cybersecurity reviews, cracking down on illegal activities in the securities market, and expanding the efforts in anti-monopoly enforcement. The PRC government is increasingly focused on data security. In July 2021, the CAC opened cybersecurity probes into several U.S.-listed technology companies focusing on anti-monopoly regulation, and how companies collect, store, process and transfer data. On November 14, 2021, the CAC published the Draft Regulations on Network Data Security Management for public comments, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. If the Draft Regulations on Network Data Security Management are enacted in the current form, we, as an overseas listed company, would be required to carry out an annual data security review and comply with the relevant reporting obligations. As of the date of this prospectus, the draft regulations have been released for public comment only and have not been formally adopted. The final provisions and the timeline for its adoption are subject to changes and uncertainties. We have been closely monitoring the regulatory development in China, particularly regarding the requirements of approvals, annual data security review or other procedures that may be imposed on us. If any approval, review or other procedure is in fact required, we cannot assure our investors that we will be able to obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and/or securities offerings. The PRC regulatory requirements with respect to cybersecurity and data security are constantly evolving and can be subject to varying interpretations and significant changes, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with these cybersecurity and data privacy requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations.

On February 17, 2023, China Securities Regulatory Commission (the “CSRC”) issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines (collectively, the “Trial Measures” or “Overseas Listing Rules”), which took effect on March 31, 2023. Under the Trial Measures, a company established in mainland China seeking securities offering and listing, by both direct or indirect means, in an overseas market is required to undertake filing procedures with the CSRC for its overseas offering and listing activities. The Trial Measures also set forth a list of circumstance under which overseas offering and listing by domestic companies established in mainland China is prohibit, including: (i) where such securities offering and listing is explicitly prohibited by the PRC laws; (ii) where the intended securities offering and listing may endanger national security as reviewed and determined by competent PRC authorities under the State Council in accordance with PRC laws; (iii) where the domestic company established in mainland China, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three (3) years; (iv) where the domestic company established in mainland China seeking securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (v) where there are material ownership disputes over equity held by the controlling shareholder of the company established in mainland China or by other shareholders that are controlled by the controlling shareholder and/or actual controller. In accordance with the Trial Measures, the listing and trading of our ordinary shares on Nasdaq is deemed as an indirect overseas offering and listing by domestic companies established in mainland China, and thus, we are subject to the relevant filing procedures as required. Further, we believe, as of the date of this prospectus, none of the circumstances prohibiting the overseas offering and listing by domestic companies established in mainland China as listed above applies to us, and we can offer and continue to offer our ordinary shares on Nasdaq.

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In accordance with the Notice on the Arrangement for the Filing of Overseas Offering and Listing by Domestic Companies issued by the CSRC, we are deemed as an “Existing Issuer” because we had been listed overseas before March 31, 2023. Under such Notice, we are not required to undertake the initial filing procedure immediately. However, we shall carry out filing procedures as required in a timely manner for the subsequent events, including any further follow-up offerings on Nasdaq, dual and/or secondary offering and listing on different overseas markets, and occurrence of material events including change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, and voluntary or mandatory delisting. Among other things, if an overseas listed issuer intends to effect any follow-on offering in an overseas stock market, it should, through its major operating entity incorporated in the PRC, submit filing materials to the CSRC within three working days after the completion of the offering. The required filing materials shall include, but not be limited to, (1) filing report and relevant commitment letter and (2) domestic legal opinions.  We may be subject to additional compliance requirements in the future, and we cannot assure you that we will be able to get the above-mentioned clearance of filing procedures on a timely basis, or at all. If we or our PRC Subsidiaries in the future fail to undertake filing procedures as stipulated in the Trial Measures, or offer and list securities in an overseas market in violation of the Trial Measures, the CSRC may order rectification, issue warnings to us and/or our PRC Subsidiaries, and impose a fine of between RMB 1,000,000 and RMB 10,000,000. The CSRC may also inform its regulatory counterparts in the overseas jurisdictions, such as the SEC, via cross-border securities regulatory cooperation mechanisms.

Further, on February 24, 2023, the CSRC, together with Ministry of Finance, National Administration of State Secrets Protection, and National Archives Administration of China, released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Confidentiality Provisions”), which went into effect on March 31, 2023 with the Trial Measures. Under the Confidentiality Provisions, domestic companies established in mainland China seeking overseas offering and listing, by both direct and indirect means, are required to institute a sound confidentiality and archives system. If such domestic companies established in mainland China intend to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, they shall obtain approval from competent authorities and complete the relevant filing procedure with the competent secrecy administrative department prior to their disclosure or provision of such documents and materials. Further, if they provide or publicly disclose documents and materials which may adversely affect national security or public interests, they shall strictly follow the corresponding procedures in accordance with relevant laws and regulations. Any failure or perceived failure by us or our subsidiaries to comply with the above confidentiality and archives administration requirements under the Confidentiality Provisions and other relevant PRC laws and regulations may cause relevant entities to be held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime. As of the date of this prospectus, we believe that we and our subsidiaries have not provided or publicly disclosed any documents or materials involving state secrets or work secrets of PRC government agencies or any of which may adversely affect national security or public interests, to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. We intend to comply with the Confidentiality Provisions and other relevant PRC laws and regulations in our future offerings.

However, any failure of us or our PRC Subsidiaries to fully comply with the Trial Measures and/or the Confidentiality Provisions, may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares on Nasdaq, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless. For more detailed information, see “Risk Factors-Risks Relating to Doing Business in China.”

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Implication of The Holding Foreign Companies Accountable Act

Our ordinary shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the HFCAA if the PCAOB is unable to inspect our auditors for two consecutive years. Pursuant to the HFCAA enacted in December 2020 and related legislation, if the SEC determines that a company has filed an audit report issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC is required to prohibit such company’s securities from being traded on a national securities exchange or in the over the counter trading market in the U.S.

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol (SOP) Agreement with the CSRC and the MOF of the PRC regarding cooperation in the oversight of PCAOB-registered public accounting firms in the PRC and Hong Kong to establish a method for the PCAOB to conduct inspections of PCAOB-registered public accounting firms in the PRC and Hong Kong, as contemplated by the Sarbanes-Oxley Act. Under the agreement, (a) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates without consultation with, or input from, PRC authorities; (b) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (c) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates; and (d) the PCAOB shall have the unfettered ability to transfer information to the SEC in accordance with the Sarbanes-Oxley Act, and the SEC can use the information for all regulatory purposes, including administrative or civil enforcement actions. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous 2021 adverse determinations. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

Our current auditor is based in the U.S. and has been inspected by the PCAOB on a regular basis. Our auditor is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination. Notwithstanding the foregoing, in the future, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, or if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations to the PCAOB for inspection or investigation, our investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected or investigated by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange or “over-the-counter” markets, may be prohibited under the HFCAA.

Cash Flows Within Our Organization

As a holding company, we may rely upon dividends paid to us by our subsidiaries in the PRC to pay dividends and to finance any debt we may incur. As of the date of this prospectus, we have never declared or paid any cash dividends on our ordinary shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board of Directors may deem relevant.

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Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either its profit or share premium account, but a dividend may not be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. According to our Third Amended and Restated Articles of Association, dividends can be declared and paid out of funds lawfully available to us, which include the share premium account. Dividends, if any, shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends, if any, shall be paid in proportion to the number of shares a shareholder holds during any portion or portions of the period in respect of which the dividend is paid.

Current PRC regulations permit our subsidiary in mainland China to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Under our current corporate structure, we rely on dividend payments or other distributions from our subsidiaries to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. If any subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. In addition, under PRC laws and regulations, each of our Chinese subsidiaries is required to set aside a portion of their net income each year to fund a statutory surplus reserve until such reserve reaches 50% of its registered capital. This reserve is not distributable as dividends. As a result, our PRC subsidiaries are restricted in their ability to transfer a portion of its net assets to us in the form of dividends, loans or advances. Further, the PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. If we are unable to receive funds from our subsidiaries, we may be unable to pay cash dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC resident enterprise. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong resident enterprise must be the beneficial owner of the relevant dividends; and (b) the Hong Kong resident enterprise must directly hold no less than 25% share ownership in a PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot be certain that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiaries to our Hong Kong subsidiaries. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Our Hong Kong subsidiaries intend to apply for the tax resident certificate when our subsidiaries in mainland China plan to declare and pay dividends to their Hong Kong parent companies.

As an offshore holding company, we will be permitted under PRC laws and regulations to provide funding from the proceeds of our offshore fund-raising activities to our subsidiaries in China only through loans or capital contributions, subject to the satisfaction of the applicable government registration and approval requirements. Before providing loans to our PRC subsidiaries, we will be required to make filings about details of the loans with the State Administration of Foreign Exchange of the PRC (the “SAFE”) in accordance with relevant PRC laws and regulations. Our PRC subsidiaries that receive the loans are only allowed to use the loans for the purposes set forth in these laws and regulations. Under regulations of the SAFE, Renminbi is not convertible into foreign currencies for capital account items, such as loans, repatriation of investments and investments outside of China, unless the prior approval of the SAFE is obtained and prior registration with the SAFE is made. In addition, in accordance with the Notice on the Arrangement for the Filing of Overseas Offering and Listing by Domestic Companies issued by the CSRC along with the Listing Records Rules on the same day, we are deemed as an “Existing Issuer” because we have been listed overseas before March 31, 2023. Under such Notice, we are not required to undertake the initial filing procedure immediately. However, we shall carry out filing procedures as required in a timely manner for the subsequent events, including any further follow-up offerings on Nasdaq, dual and/or secondary offering and listing on different overseas markets, and occurrence of material events including change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, and voluntary or mandatory delisting. Among other things, if an overseas listed issuer intends to effect any follow-on offering in an overseas stock market, it should, through its major operating entity incorporated in the PRC, submit filing materials to the CSRC within three working days after the completion of the offering. The required filing materials shall include, but not be limited to, (1) filing report and relevant commitment letter and (2) domestic legal opinions.  We may be subject to additional compliance requirements in the future, and we cannot assure you that we will be able to get the above-mentioned clearance of filing procedures on a timely basis, or at all. If we or our PRC subsidiaries in future fail to undertake filing procedures as stipulated in the Trial Measures, or offer and list securities in an overseas market in violation of the Trial Measures, the CSRC may order rectification, issue warnings to us and/or our PRC subsidiaries, and impose a fine of between RMB 1,000,000 and RMB 10,000,000. The CSRC may also inform its regulatory counterparts in the overseas jurisdictions, such as the SEC, via cross-border securities regulatory cooperation mechanisms.

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Under PRC law, we may provide funding to our PRC subsidiaries only through capital contributions or loans, and only through loans to a consolidated affiliated entity, subject to satisfaction of applicable government registration and approval requirements.

For the year ended September 30, 2023, we provided working capital loans of $151.7 million in aggregate to our subsidiaries. For the fiscal years ended September 30, 2022, we provided working capital loans of $140.4 million in aggregate to our wholly owned subsidiaries. For the fiscal years ended September 30, 2021, we provided working capital loans of $132.9 million in aggregate to our wholly owned subsidiaries.

We have not declared or paid any cash dividends, nor do we have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

As of the date of this prospectus, we do not anticipate any difficulties on our ability to transfer cash between subsidiaries. We have not installed any cash management policies that dictate the amount of such funds and how such funds are transferred.

Selected Consolidated Financial Information

In the table below, we provide you with selected consolidated statements of operations data for the fiscal years ended September 30, 2023, 2022 and 2021 and the selected consolidated balance sheets data as of September 30, 2023 and 2022. Our historical results do not necessarily indicate results expected for any future periods. The selected consolidated financial data should be read in conjunction with, and are qualified in their entirety by reference to, our audited consolidated financial statements and related notes.

Consolidated Statements of Operations Information

The tables below disaggregated the Consolidated Statements of Operations and Comprehensive Income (Loss) of the Company into FAMI, the former VIE and its subsidiaries, the WFOE that is the primary beneficiary of the former VIEs and an aggregation of other entities that are consolidated for the fiscal years ended September 30, 2023, 2022 and 2021.

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 (All amounts in U.S. dollars)

	For the year ended September 30, 2023
	Other entities	WFOE that is	Former VIE
	that are	the primary	and its		Consolidated
	consolidated	beneficiary	subsidiaries	FAMI	total
Revenues	$74,224,063	$16,034,543	$20,106,281	-	$110,364,887
Cost of revenues	(70,021,350)	(16,023,779)	(20,033,003)	-	(106,078,132)
Gross profit	4,202,713	10,764	73,278	-	4,286,755
Operating expenses	(1,028,294)	(71,676)	(231,462)	(913,948)	(2,245,380)
Income (loss) from operations	3,174,419	(60,912)	(158,184)	(913,948)	2,041,375
Other income (expenses)	1,514,162	(68,416)	634,225	(1,264,040)	815,931
Income (loss) before income taxes	4,688,581	(129,328)	476,041	(2,177,988)	2,857,306
Provision for income taxes	(270,874)	(8,556)	(34,063)	-	(313,493)
Net income (loss)	$4,417,707	($137,884)	$441,978	($2,177,988)	$2,543,813

	For the year ended September 30, 2022
	Other entities	WFOE that is	Former VIE
	that are	the primary	and its		Consolidated
	consolidated	beneficiary	subsidiaries	FAMI	total
Revenues	$64,795,082	$9,111,073	$25,307,224	-	$99,213,379
Cost of revenues	(60,272,018)	(9,053,547)	(24,449,728)	-	(93,775,293)
Gross profit	4,523,064	57,526	857,496	-	5,438,086
Operating expenses	(782,009)	(50,344)	(701,516)	(2,961,849)	(4,495,718)
Income (loss) from operations	3,741,055	7,182	155,980	(2,961,849)	942,368
Other income (expenses)	560,497	20,510	213,771	368,466	1,163,244
Income (loss) before income taxes	4,301,552	27,692	369,751	(2,593,383)	2,105,612
Provision for income taxes	114,801	9,182	(5,616)	-	118,367
Net income (loss)	$4,416,353	$36,874	$364,135	($2,593,383)	$2,223,979

	For the financial year ended September 30, 2021
		WFOE that is
	Other entities	the primary
	that are	beneficiary	Former VIE and its		Consolidated
	consolidated	of the VIE	subsidiaries	FAMI	total
Revenues from continuing operations	$33,068,045	$762,771	$5,459,135	$-	$39,289,951
Cost of revenues from continuing operations	(28,847,801)	(742,933)	(4,589,936)	-	(34,180,670)
Gross profit from continuing operations	4,220,244	19,838	869,199	-	5,109,281
Operating expenses	588,892	(8,940)	(804,851)	(2,031,506)	(2,256,405)
Income (loss) from operations	4,809,136	10,898	64,348	(2,031,506)	2,852,876
Other expenses	(391,819)	(19,990)	(2,033)	(5,673)	(419,515)
Income (loss) before income taxes	4,417,317	(9,092)	62,315	(2,037,179)	2,433,361
Provision for income taxes	(8,085)	-	(17,486)	-	(25,571)
Net income (loss) from continuing operations	$4,409,232	$(9,092)	$44,829	$(2,037,179)	$2,407,790

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Consolidated Balance Sheets Information

The tables below disaggregated the Consolidated Balance Sheets of the Company into FAMI, the former VIE and its subsidiaries, the WFOE that is the primary beneficiary of the former VIEs and an aggregation of other entities that are consolidated as of the fiscal years ended September 30, 2023 and 2022.

	As of September 30, 2023
	Other entities	WFOE that is	Former VIE
	that are	the primary	and its		Consolidated
	consolidated	beneficiary	subsidiaries	FAMI	total
Intercompany receivables	$144,664,527	$131,992,092	$7,086,579	$151,681,406	-
Current assets excluding intercompany receivables	138,871,675	353,985	18,841,671	103,844	$158,171,175
Current assets	$283,536,202	$132,346,077	$25,928,250	$151,785,250	$158,171,175
Investment in subsidiaries	-	$37,712,692	-	-	-
Non-current assets excluding investment in subsidiaries	$16,627,615	-	$1,296	-	$16,628,911
Non-current assets	$16,627,615	$37,712,692	$1,296	-	$16,628,911
Total assets	$300,163,817	$170,058,769	$25,929,546	$151,785,250	$174,800,086
Intercompany payables	$290,760,077	$124,634,218	$19,812,080	$218,229	-
Current liabilities excluding intercompany payables	634,111	756,017	3,530,735	5,792,119	$10,712,982
Current liabilities	$291,394,188	$125,390,235	$23,342,815	$6,010,348	$10,712,982
Non-current liabilities	$533,315	$106,737	1,471,126	-	$2,111,178
Total liabilities	$291,927,503	$125,496,972	$24,813,941	$6,010,348	$12,824,160
Total shareholders' equity (net assets)	$8,236,314	$44,561,797	$1,115,605	$145,774,902	$161,975,926

	As of September 30, 2022
	Other entities	WFOE that is	Former VIE
	that are	the primary	and its		Consolidated
	consolidated	beneficiary	subsidiaries	FAMI	total
Intercompany receivables	$163,676,919	$114,994,912	-	$140,445,311	-
Current assets excluding intercompany receivables	$91,926,232	$33,986	$57,133,125	$4,161,037	$153,254,380
Current assets	$255,603,151	$115,028,898	$57,133,125	$144,606,348	$153,254,380
Investment in subsidiaries	-	$40,424,517	-	-	-
Non-current assets excluding investment in subsidiaries	$10,500,217	$8,484	$19,772	-	$10,528,473
Non-current assets	$10,500,217	$40,433,001	$19,772	-	$10,528,473
Total assets	$266,103,368	$155,461,899	$57,152,897	$144,606,348	$163,782,853
Intercompany payables	$255,440,223	$109,255,668	$54,420,549	$702	-
Current liabilities excluding intercompany payables	$590,393	$226,814	$1,789,357	$5,682,757	$8,289,321
Current liabilities	$256,030,616	$109,482,482	$56,209,906	$5,683,459	$8,289,321
Non-current liabilities	$657,734	$151,707	-	-	$809,441
Total liabilities	$256,688,350	$109,634,189	$56,209,906	$5,683,459	$9,098,762
Total shareholders' equity (net assets)	$9,415,018	$45,827,710	$942,991	$138,922,889	$154,684,091

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Cash Transfers Among FAMI, our Subsidiaries, and the Former VIE

	For the year ended September 30, 2023
	Transfer to
		WFOE that is	Former	Other
		the primary	VIE	entities
		beneficiary	and its	that are
Transfer from	FAMI	of the VIE	subsidiaries	consolidated	Investors
FAMI	-	-	-	$212,652	-
WFOE that is the primary beneficiary of the VIE	-	-	$505,077	$9,054,194	-
VIE and its subsidiaries	-	$1,411,434	-	$12,944	-
Other entities that are consolidated	-	$1,893,667	$71,277	-	-

	For the year ended September 30, 2022
	Transfer to
		WFOE that is	Former	Other
		the primary	VIE	entities
		beneficiary	and its	that are
Transfer from	FAMI	of the VIE	subsidiaries	consolidated	Investors
FAMI		$1,217,137	-	$913,005	-
WFOE that is the primary beneficiary of the VIE	-		$14,594,586	$19,188,742	-
VIE and its subsidiaries	-	$6,394,084		$15,293,176	-
Other entities that are consolidated	$984,655	$26,961,378	$14,744,568		-

	For the year ended September 30, 2021
	Transfer to
		WFOE that is	Former	Other
		the primary	VIE	entities
		beneficiary	and its	that are
Transfer from	FAMI	of the VIE	subsidiaries	consolidated	Investors
FAMI		$-	$45,500	$124,670,237	$-
WFOE that is the primary beneficiary of the VIE	$1,668,758		$-	$38,204,550	$-
VIE and its subsidiaries	$-	$-		$1,601,406	$-
Other entities that are consolidated	$319,981	$24,075,199	$5,624,880		$-

Corporate Information

Our principal executive office is located at Fl 1, Building No. 1, 888 Tianning Street, Liandu District, Lishui, Zhejiang Province, People’s Republic of China 323000. The telephone number of our principal executive offices is +86-0578-82612876. Our registered agent in the Cayman Islands is Sertus Incorporations (Cayman) Limited. Our registered office in the Cayman Islands is at Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands. Our registered agent in the United States is Shangzhi Zhang, with the address of 33202 Havers Drive, Cary, NC 27518. We maintain a corporate website at http://www.farmmi.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

The SEC maintains an internet site at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

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RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 20-F, or included in any Annual Report on Form 20-F filed with the SEC after the date of this prospectus or Reports on Form 6-K furnished to the SEC after the date of this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Please see “Where You Can Find More Information” on how you can view our SEC reports and other filings. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors that you should carefully consider.

The risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are not the only ones that we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. The value of our securities could decline and you may lose some or all of your investment if one or more of these risks and uncertainties develop into actual events. Keep these risk factors in mind when you read forward-looking statements contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus.

Risks Related to Doing Business in China

Adverse changes in political, economic and other policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could materially and adversely affect the growth of our business and our competitive position.

The majority of our business operations are conducted in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. The PRC government exercises significant control over China’s economic growth through strategical allocation of resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies. While the Chinese economy has experienced significant growth in the past decades, growth has been uneven, both geographically and among various sectors of the economy. The growth of the Chinese economy may not continue at a rate experienced in the past, and the impact of COVID-19 on the Chinese economy may continue. Any prolonged slowdown in the Chinese economy may reduce the demand for our services and materially and adversely affect our business and results of operations. Furthermore, any adverse change in the economic conditions in China, in policies of the PRC government or in laws and regulations in China could have a material adverse effect on the overall economic growth of China and market demand for our outsourcing services. Such developments could adversely affect our businesses, lead to reduction in demand for our services and adversely affect our competitive position.

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Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China. Our PRC subsidiaries are subject to various PRC laws and regulations generally applicable to companies in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

The PRC government exerts substantial influence over the manner in which we conduct our business through our subsidiaries in China and may intervene in or influence the operations of our subsidiaries at any time, which could result in a material change in our operations and cause the value of our ordinary shares to significantly decline or become worthless.

The Chinese government has exercised, and may continue to exercise, substantial influence or control over virtually every sector of the Chinese economy through regulation and state ownership. The government has significant oversight and discretion over the conduct of our business and may intervene or influence the operations of subsidiaries as the government deems appropriate to further regulatory, political and societal goals. Our ability to operate in mainland China could be undermined if our Chinese subsidiaries are not able to obtain or maintain approvals to operate in mainland China. The central or local governments could impose new, stricter regulations or interpretations of existing regulations that could require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. The Chinese government has published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industries that could require us to seek permission from Chinese authorities to continue to operate our business, which may adversely affect our business, financial condition and results of operations.

Recent statements made by the Chinese government have indicated an intent to increase the government’s oversight and control over offerings of companies with significant operations in mainland China that are to be conducted in foreign markets, as well as foreign investment in China-based issuers like us. Any such action taken by the Chinese government could significantly limit or completely hinder our ability to offer or continue to offer ordinary shares to our investors and could cause the value of our ordinary shares to significantly decline or become worthless.

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Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies. As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions from PRC government authorities in connection with the Opinions.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

In early July 2021, regulatory authorities in China launched cybersecurity investigations with regard to several China-based companies that are listed in the United States. The Chinese cybersecurity regulator announced on July 2 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on two other Internet platforms, China’s Full Truck Alliance of Full Truck Alliance Co. Ltd. (NYSE: YMM) and Boss of KANZHUN LIMITED (Nasdaq: BZ). On July 24, 2021, the General Office of the Central Committee of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

On November 14, 2021, the CAC released the Regulations on the Network Data Security Management (Draft for Comments), or the Data Security Management Regulations Draft, to solicit public opinion and comments. Pursuant to the Data Security Management Regulations Draft, data processor holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. Data processing activities refers to activities such as the collection, retention, use, processing, transmission, provision, disclosure, or deletion of data. According to the latest amended Cybersecurity Review Measures, which was promulgated on December 28, 2021 and became effective on February 15, 2022, and replaced the Cybersecurity Review Measures promulgated on April 13, 2020, online platform operator holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. Since the Cybersecurity Review Measures is new, the implementation and interpretation thereof is not yet clear. As of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we file for approval for this offering.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the Personal Information Protection Law, which took effect in November 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court. Given that the above mentioned newly promulgated laws, regulations and policies were recently promulgated or issued, and have not yet taken effect (as applicable), their interpretation, application and enforcement are subject to substantial uncertainties.

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On July 7, 2022, the CAC promulgated the Outbound Data Transfer Security Assessment Measures, which became effective on September 1, 2022. According to the Outbound Data Transfer Security Assessment Measures, to provide data abroad under any of the following circumstances, a data processor shall declare security assessment for its outbound data transfer to the CAC through the local cyberspace administration at the provincial level: (i) where the data processor will provide important data abroad; (ii) where CIIO or the data processor processing the personal information of more than one million individuals will provide personal information abroad; (iii) where the data processor who has provided personal information of 100,000 individuals or sensitive personal information of 10,000 individuals in total abroad since January 1 of the previous year, will provide personal information abroad; and (iv) other circumstances where the security assessment is required as prescribed by the CAC. Prior to declaring security assessment for outbound data transfer, the data processor shall conduct self-assessment on the risks of the outbound data transfer. For outbound data transfers that have been carried out before the effectiveness of the Outbound Data Transfer Security Assessment Measures, if it is not in compliance with these measures, rectification shall be completed within six months starting from September 1, 2022. The Outbound Data Transfer Security Assessment Measures does not clearly state whether collection of personal information from PRC individuals by an offshore entity shall be deemed as outbound data transfer, therefore, there remains uncertainty whether such measures shall be applied to us and our subsidiaries. Even such measures apply to our subsidiaries, none of our subsidies collects a large amount of personal information from PRC individuals or reach threshold of 100,000 individuals’ personal information. The personal information collected by our subsidiaries are mainly related to our product sales, customers, suppliers or partners, which is less likely to be deemed as sensitive personal information and is less likely to have a bearing on national security, thus it may not be classified as important data by the authorities. As advised by our PRC counsel that the security assessment for cross-border data transfer is less likely applicable to us to date. However, as advised by our PRC counsel, since the Outbound Data Transfer Security Assessment Measures is relatively new, there remain substantial uncertainties about its interpretation and implementation, the specific applicability of the Outbound Data Transfer Security Assessment Measures still subject to further interpretation of the PRC authorities. As of the date of this prospectus, we have not received any penalty, investigation or warning with respect to our business operation from the CAC, nor have we received any notice or instructions from the CAC requiring us to declare a security assessment. Furthermore, as of the date of this prospectus, implementation rules for the rectification requirements have not been issued and we have not started rectifications. We will continually monitor our compliance status in accordance with the latest developments in applicable regulatory requirements. If it is determined in the future that we are required to declare a security assessment, it is uncertain whether we can or how long it will take us to complete such declaration or rectification.

We are required to file with the CSRC and may be subject to the approval of, filing or other procedures with  other Chinese regulatory authorities in connection with securities offerings under PRC law, and we cannot predict whether we will be able, or how long it will take us, to obtain such approval or complete such filing or other procedures.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of domestic enterprises in China or assets and controlled by enterprises or individuals in China, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As of the date hereof, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

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Pursuant to Cybersecurity Review Measures which were issued on December 28, 2021 and became effective on February 15, 2022, network platform operators holding over one million users’ personal information must apply with the Cybersecurity Review Office for a cybersecurity review before any public offering at a foreign stock exchange. However, given the Cybersecurity Review Measures were relatively new, there are substantial uncertainties as to the interpretation, application and enforcement of the Cybersecurity Review Measures. It remains uncertain whether we should apply for cybersecurity review prior to any offshore offering and that we would be able to complete the applicable cybersecurity review procedures in a timely manner, or at all, if we are required to do so. In addition, on November 14, 2021, the Cyberspace Administration of China (the “CAC”) published the Administration Regulations on Network Data Security (Draft for Comments), or the Draft Measures for Network Data Security, which provides that data processors conducting the following activities shall apply for cybersecurity review: (i) merger, reorganization or separation of Internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests affects or may affect national security; (ii) overseas listing of data processors processing over one million users’ personal information; (iii) listing in Hong Kong which affects or may affect national security; (iv) other data processing activities that affect or may affect national security. In addition, the Draft Measures for Network Data Security also require Internet platform operators to establish platform rules, privacy policies and algorithm strategies related to data, and solicit public comments on their official websites and personal information protection related sections for no less than 30 working days when they formulate platform rules or privacy policies or makes any amendments that may have significant impacts on users’ rights and interests. The CAC solicited comments on this draft, but there is no timetable as to when it will be enacted.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also set out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives.

According to the Circular, since the date of effectiveness of the Trial Measures on March 31, 2023, PRC domestic enterprises falling within the scope of filing that have been listed overseas or met the following circumstances are “existing enterprises”: before the effectiveness of the Trial Measures on March 31, 2023, the application for indirect overseas issuance and listing has been approved by the overseas regulators or overseas stock exchanges (such as the registration statement has become effective on the U.S. market), it is not required to perform issuance and listing supervision procedures of the overseas regulators or overseas stock exchanges, and the overseas issuance and listing will be completed by September 30, 2023. Existing enterprises are not required to file with the CSRC immediately, and filings with the CSRC should be made as required if they involve refinancings and other filing matters. PRC domestic enterprises that have submitted valid applications for overseas issuance and listing but have not been approved by overseas regulatory authorities or overseas stock exchanges at the date of effectiveness of the Trial Measures on March 31, 2023 can reasonably arrange the timing of filing applications with the CSRC and shall complete the filing with the CSRC before the overseas issuance and listing.

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In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures. As a result, we are required to file with the CSRC within three business days after the completion of any securities offerings pursuant to this prospectus. We begin the process of preparing a report and other required materials in connection with the CSRC filing, which will be submitted to the CSRC in due course after our securities offerings. However, if we do not complete the filing procedure in a timely manner under PRC laws and regulations, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As the Circular and Trial Measures were newly published, there exists uncertainty with respect to the filing requirements and their implementation. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless.

As of the date of this prospectus, according to our PRC counsel, although we are required to complete the filing procedure in connection with our offering under the Trial Measures, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. If it is determined that we are subject to filing requirements imposed by the CSRC under the Overseas Listing Rules or approvals from other PRC regulatory authorities or other procedures, including the cybersecurity review under the revised Cybersecurity Review Measures, for our future securities offerings, it would be uncertain whether we can or how long it will take us to complete such procedures or obtain such approval and any such approval could be rescinded. Any failure to obtain or delay in completing such procedures or obtaining such approval for our offerings, or a rescission of any such approval if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to file with the CSRC or failure to seek approval from other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our ordinary shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the securities offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our ordinary shares..

The Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this document is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our Chinese operations.

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Further, Chinese government continues to exert more oversight and control over Chinese companies in certain industries. On July 2, 2021, Chinese cybersecurity regulator announced, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s application be removed from smartphone application stores. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on two other Internet platforms, China’s Full Truck Alliance of Full Truck Alliance Co. Ltd. (NYSE: YMM) and BOSS Zhipin of Kanzhun Limited (Nasdaq: BZ). On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

Our PRC subsidiaries are subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

The Cybersecurity Law, which was adopted by the National People’s Congress on November 7, 2016 and came into force on June 1, 2017, and the Cybersecurity Review Measures (2020 Version), which were promulgated on April 13, 2020, provide that personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the CAC. In addition, a cybersecurity review is required where critical information infrastructure operators, or the “CIIOs,” purchase network-related products and services, which products and services affect or may affect national security. On December 28, 2021, the Cybersecurity Review Measures (2021 Version) was promulgated and became effective on February 15, 2022 and the Cybersecurity Review Measures (2020 Version) was repealed at the same time. The Cybersecurity Review Measures (2021 Version) iterates that the procurement of any network product or service by CIIOs or the conducting of data processing activities by online platform operators, that affects or may affect national security, shall be subject to a cybersecurity review and any online platform operators controlling personal information of more than 1 million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review.

On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and it also provides that a data classification and hierarchical protection system. The data classification and hierarchical protection system protects data according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations if the data is falsified, damaged, disclosed, illegally obtained or illegally used, which protection system is expected to be built by the state for data security in the near future. And on November 14, 2021, the CAC published the Administrative Regulations Draft. The Administrative Regulations Draft provide that data processing operators engaging in data processing activities that affect or may affect national security must be subject to the cybersecurity review. According to the Cybersecurity Review Measures (2021 Version) and the Administrative Regulations Draft, a cybersecurity review is conducted by the CAC, to assess potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The state establishes a data classification protection system. According to the impact and importance of data on national security, public interests or the legitimate rights and interests of individuals and organizations, data are divided into general data, important data and core data, and different protection measures are taken for different levels of data. The state focuses on the protection of personal information and important data, and strictly protects core data. The Cybersecurity Review Measures (2021 Version) and the Administrative Regulations Draft further require that online platform operators and data processing operators that possess personal data of at least one (1) million users must apply for a cybersecurity review, if they plan to conduct listings in foreign countries. The regulatory requirements with respect to cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations, and significant changes, resulting in uncertainties in how the relevant legal requirements apply to us and our subsidiaries.

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If the Chinese government determines that our corporate structure does not comply with Chinese regulations, or if Chinese laws and regulations change or are interpreted differently in the future, the value of our ordinary shares may decline in value or become worthless.

Our business in China, through the operations of our PRC subsidiaries, are governed by PRC law, including PRC foreign investment laws and regulations, among others. On January 1, 2020, the PRC Foreign Investment Law, or the Foreign Investment Law, and the Regulations for Implementation of the Foreign Investment Law of the People’s Republic of China, or the Implementation Regulations, came into effect and replaced the trio of prior laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The relevant PRC Telecommunications Regulations require a telecommunication service provider in China to obtain an operating license from the Ministry of Industry and Information Technology, or MIIT, or its provincial counterparts, prior to commencement of operations. Foreign direct investment in telecommunications companies in China is governed by the Administrative Rules on Foreign-invested Telecommunications Enterprises, or the FITE Regulations, which was issued by the State Council on December 11, 2001 and amended on February 6, 2016. On March 29, 2022, the State Council issued the Decision on Revising or Abolishing Some Administrative Regulations which will take effective May 1, 2022, made certain significant changes to the 2016 FITE Regulations. Under the 2016 FITE Regulations, a foreign investor who invests in a value-added telecommunications business in the PRC must possess prior experience in and a proven track record of operating value-added telecommunications businesses overseas (the “Qualification Requirements”), while the 2022 Decision repeals the Qualification Requirements. Therefore, the restrictions of Qualification Requirements no longer apply to foreign investors. Investments in the PRC by foreign investors and foreign-invested enterprises are also regulated by the Catalogue of Industries in which Foreign Investment is Encouraged (2020 Edition), or the 2020 Catalogue, and the Special Administrative Measures for Foreign Investment Access (Negative List 2021), or the 2021 Negative List. Under the Circular on Loosening the Restriction on Foreign Shareholdings in Online Data Processing and Transaction Processing Business (for E-commerce), or Circular 196, issued by MIIT on June 19, 2015, foreign investors may hold up to 100% of all equity interest in an online data processing and transaction processing business operating e-commerce in China. Apart from e-commerce, the 2021 Negative List also provides that foreign investors may hold 100% equity interest in domestic multi-party communications, data collection and transmission services and call centers. Pursuant to these laws and regulations, we are permitted, through our subsidiaries, to engage in food and related product purchases and sales via online channels as a provider of online data processing and transaction processing services. However, the relevant PRC foreign investment regulations are still evolving, and there have been limited guidance and interpretation with respect to these rules and regulations.

In July 2021, the Chinese government provided new guidance on Chinese companies raising capital outside of mainland China, including through arrangements called variable interest entities, or VIEs. As of the date of this prospectus, our corporate structure contains no VIEs and we are not in an industry that is subject to foreign ownership limitations in mainland China. However, there are uncertainties with respect to the Chinese legal system and there may be changes in laws, regulations and policies, including how those laws, regulations and policies will be interpreted or implemented. If in the future the Chinese government determines that our corporate structure does not comply with Chinese regulations, or if Chinese regulations change or are interpreted differently, the value of our securities may decline or become worthless.

In addition, pursuant to the PRC M&A Rules, an offshore special purpose vehicle formed for listing purposes and controlled directly or indirectly by Chinese companies or individuals is required to obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. However, the provisions of the M&A Rules remains unclear regarding the scope and applicability of the CSRC approval requirement. The CSRC has not issued any definitive rule or interpretations. Based on the current laws and regulations, our Chinese legal counsel has advised us that the M&A Rules and related regulations do not require the Company or its PRC subsidiaries to obtain prior approval from CSRC for the listing and trading of the Company’s shares on an overseas securities market, given that our wholly foreign-owned enterprise subsidiaries were established by direct investment, rather than by a merger with or an acquisition of any PRC domestic companies as defined under the M&A Rules. However, there are substantial uncertainties as to how the M&A Rules are interpreted or implemented in the context of an overseas offering and our PRC counsel’s opinions stated above are subject to further changes in PRC laws or implementations and interpretations of the M&A Rules, and there can be no assurance that the PRC governmental agencies will ultimately take a view that is consistent with our PRC counsel’s opinion stated above.

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If the PRC regulatory authorities were to find our legal structure and operations in the PRC to be in violation of any PRC laws, administrative regulations or provisions, we are uncertain what impact of PRC regulatory authorities’ actions would have on us and our subsidiaries and we may lose our right to operate in China through our investment and ownership in our PRC subsidiaries. If the Chinese government determines that our corporate structure does not comply with Chinese regulations, or if Chinese regulations change or are interpreted differently in the future, Chinese regulatory authorities could disallow our current operating structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

We previously operated our e-commerce websites and online product sales through certain contractual arrangements with Nongyuan Network; if the PRC government determines that these contractual arrangements did not comply with PRC regulations relative to certain industries, or if these regulations or the interpretation of existing regulations change in the future, or if the PRC government disallow our holding company structure, we could be subject to severe penalties or other adverse consequences, which would likely result in a material adverse change in our operations, and FAMI shares may decline significantly in value or become worthless.

Foreign ownership of internet-based businesses, such as provision of internet information services platform and other value-added telecommunication services, are subject to restrictions under current PRC laws and regulations. The PRC government regulates telecommunications-related businesses through special licensing requirements and other government regulations. These laws and regulations also include limitations on foreign ownership of PRC companies that engage in telecommunications-related businesses.

We are a Cayman Islands company, we are classified as a foreign enterprise under PRC laws and regulations, and most of our PRC subsidiaries are considered foreign-invested enterprises, or FIEs. Previously while most of our business operations were conducted by our PRC subsidiaries, our e-commerce websites and product sales via online and e-commerce channels, which accounted for a small portion of our business, were operated through contractual arrangements with Nongyuan Network, a VIE, and its shareholder. Nongyuan Network had held a ICP license to provide internet information services in PRC according the regulations in China, Those contractual arrangements had provided our PRC subsidiaries with effective control over the VIE and enabled us to receive substantially all of the economic benefits of the VIE. As a result of the contractual agreements entered into with Nongyuan Network, we consolidated the financial results of Nongyuan Network as a VIE under U.S. GAAP. For the three fiscal years ended September 30, 2023, we generated approximately $5.5 million, $25.3 million and $20.1 million, respectively, in revenue from the operations of Nongyuan Network and its subsidiaries.  Following the sale of all the equity of our wholly owned subsidiaries, Farmmi Agriculture and its parent holding company, in January 2024, the contractual arrangements with Nongyuan Network were sold together with other assets of Farmmi Agriculture. As a result, we no longer have a VIE in our current corporate structure and will no longer consolidate the operation and financial results of Nongyuan Network. For a description of the historical VIE contractual arrangements, see “Historical Contractual Arrangements for E-Commerce Websites and Online Sales Operations and Recent Development” for further details.

Our PRC legal counsel, Zhejiang Zhengbiao Law Firm, has advised that our previous corporate structure including a VIE and the contractual arrangements among Farmmi Agriculture, the VIE and its shareholder were not in violation of the then-existing PRC laws, rules and regulations and that those previous contractual arrangements were valid, binding and enforceable in accordance with their terms and applicable PRC laws and regulations then in effect. However, there are substantial uncertainties regarding the interpretation and enforcement of PRC laws and regulations and there can be no assurance that the PRC government will ultimately take a view that is consistent with that of our PRC counsel.

Our PRC legal counsel has further advised that if the PRC government authority finds that our previous corporate structure, contractual arrangements with the VIE or the reorganization to establish our current corporate structure did not comply with any applicable PRC laws, rules or regulations, the contractual arrangements with the VIE could be found invalid or unenforceable retroactively, and we could be subject to severe penalties.

Our current corporate structure does not contain any VIE and we have no intention establishing any VIEs in the future, if PRC laws and regulations change, or the interpretation or enforcement of PRC laws and regulations changes and the VIE structure is retroactively disallowed, we and our PRC subsidiaries could be subject to severe penalties or other adverse consequences, which could materially and adversely affect our financial condition and results of operations, and our securities may decline significantly in value or become worthless.

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Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completed our auditors for two consecutive years.

In recent years, U.S. regulatory authorities have continued to express their concerns about challenges in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. As part of a continued regulatory focus in the United States on access to audit and other information, the Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The HFCAA also requires that, to the extent that the PCAOB has been unable to inspect an issuer’s auditor for three consecutive years since 2021, the SEC shall prohibit its securities registered in the United States from being traded on any national securities exchange or over-the-counter markets in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. The interim final rule applies to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. Consistent with the HFCAA, the interim final rule requires the submission of documentation to the SEC establishing that such a registrant is not owned or controlled by a government entity in that foreign jurisdiction and also requires disclosure in a foreign issuer’s annual report regarding the audit arrangements of, and government influence on, such registrants. On May 13, 2021, the PCAOB issued proposed PCAOB Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act for public comment. The proposed rule provides a framework for making determinations as to whether PCAOB is unable to inspect an audit firm in a foreign jurisdiction, including the timing, factors, bases, publication and revocation or modification of such determinations, and such determinations will be made on a jurisdiction-wide basis in a consistent manner applicable to all firms headquartered in the jurisdiction. In November 2021, the SEC approved PCAOB Rule 6100. On December 2, 2021, the SEC adopted amendments to final rules implementing the disclosure and submission requirements of the HFCAA.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB announced the PCAOB Holding Foreign Companies Accountable Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, the PCAOB signed a SOP with the CSRC and the MOF of the PRC regarding cooperation in the oversight of PCAOB-registered public accounting firms in the PRC and Hong Kong which establishes a method for the PCAOB to conduct inspections of PCAOB-registered public accounting firms in the PRC and Hong Kong, as contemplated by the Sarbanes-Oxley Act. Under the agreement, (a) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates without consultation with, or input from, PRC authorities; (b) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (c) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates; and (d) the PCAOB shall have the unfettered ability to transfer information to the SEC in accordance with the Sarbanes-Oxley Act, and the SEC can use the information for all regulatory purposes, including administrative or civil enforcement actions. The PCAOB was required to reassess its determinations as to whether it is able to carry out inspections and investigations completely and without obstruction by the end of 2022. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

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Congress passed fiscal year 2023 Omnibus spending legislation in December 2022, which contained provisions to accelerate the HFCAA timeline for implementation of trading prohibitions from three years to two years. As a result, the SEC is required to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections or complete investigations for two consecutive years.

Our auditor, YCM CPA Inc., an independent registered public accounting firm that is headquartered in the United States, is a firm registered with the U.S. Public Company Accounting Oversight Board (the “PCAOB”), and is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. YCM CPA Inc. has been subject to PCAOB inspections, and is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination. Notwithstanding the foregoing, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, or if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected or investigated by the PCAOB, or a lack of PCAOB inspections or investigations of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

The SEC, the U.S. Department of Justice and other U.S. authorities may also have difficulties in bringing and enforcing actions against us or our directors or executive officers in the PRC. The SEC has stated that there are significant legal and other obstacles to obtaining information needed for investigations or litigation in China. China has recently adopted a revised securities law that became effective on March 1, 2020, Article 177 of which provides, among other things, that no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without governmental approval in China, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators, which could present significant legal and other obstacles to obtaining information needed for investigations and litigation conducted outside of China.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our company, because these parties are not always subject to our control. We are in process of implementing an anticorruption program, which prohibits the offering or giving of anything of value to foreign officials, directly or indirectly, for the purpose of obtaining or retaining business. The anticorruption program also requires that clauses mandating compliance with our policy be included in all contracts with foreign sales agents, sales consultants and distributors and that they certify their compliance with our policy annually. It further requires that all hospitality involving promotion of sales to foreign governments and government-owned or controlled entities be in accordance with specified guidelines. In the meantime, we believe to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

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Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.

Under the PRC Enterprise Income Tax Law, or the EIT Law, that became effective in January 2008, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, a circular, known as SAT Circular 82, issued in April 2009 by the State Administration of Taxation, or the SAT, specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued a bulletin, known as SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore incorporated resident enterprises.” SAT Bulletin 45 provides procedures and administrative details for the determination of resident status and administration on post-determination matters.

Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, PRC enterprise groups or by PRC or foreign individuals.

If the PRC tax authorities determine that the actual management function of FAMI is within the territory of China, Farmmi may be deemed to be a PRC resident enterprise for PRC enterprise income tax purposes and a number of unfavorable PRC tax consequences could follow. First, we will be subject to the uniform 25% enterprise income tax on our world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. As of the date of this prospectus, we have not been notified or informed by the PRC tax authorities that we have been deemed to be a resident enterprise for the purpose of the EIT Law.

Finally, dividends payable by us to our investors and gains on the sale of our shares may become subject to PRC withholding tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our shares.

PRC regulations relating to foreign exchange registration of overseas investment by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into these subsidiaries, limit these PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

On July 4, 2014, the State Administration of Foreign Exchange, or SAFE, promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaced the former Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles (generally known as SAFE Circular 75) promulgated by SAFE on October 21, 2005. On February 13, 2015, SAFE further promulgated the Circular on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Circular 13, which took effect on June 1, 2015. This SAFE Circular 13 has amended SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

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These circulars require PRC residents to register with qualified banks in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, which is referred to in SAFE Circular 37 as a “special purpose vehicle.” These circulars further require amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease of capital contributed by PRC residents, share transfer or exchange, merger, division or other material events. In the event that a PRC resident holding interests in a special purpose vehicle fails to complete the required SAFE registration, the PRC subsidiary of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

While Ms. Yefang Zhang, a citizen of Saint Lucia, is not required to register with qualified bank according to the various SAFE registration requirements, we may not at all times be fully aware or informed of the identities of all our shareholders or beneficial owners that are required to make such registrations, and we may not always be able to compel them to comply with all relevant foreign exchange regulations. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents will at all times comply with, or in the future make or obtain any applicable registrations or approvals required by all relevant foreign exchange regulations. The failure or inability of such individuals to comply with the registration procedures set forth in these regulations may subject us to fines or legal sanctions, restrictions on our cross-border investment activities or our PRC subsidiaries’ ability to distribute dividends to, or obtain foreign-exchange-dominated loans from, our company, or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We cannot predict how these regulations will affect our business operations or future strategy. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or SAT Circular 698, issued by the SAT on December 10, 2009, where a foreign investor transfers the equity interests of a resident enterprise indirectly via disposition of the equity interests of an overseas holding company, or an “indirect transfer,” and such overseas holding company is located in a tax jurisdiction that (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the foreign investor shall report the indirect transfer to the competent tax authority. The PRC tax authority will examine the true nature of the indirect transfer, and if the tax authority considers that the foreign investor has adopted an “abusive arrangement” in order to avoid PRC tax, it may disregard the existence of the overseas holding company and re-characterize the indirect transfer and as a result, gains derived from such indirect transfer may be subject to PRC withholding tax at a rate of up to 10%.

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On February 3, 2015, the SAT issued the Announcement of the State Administration of Taxation on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises, or SAT Bulletin 7, to supersede existing provisions in relation to the “indirect transfer” as set forth in Circular 698, while the other provisions of Circular 698 remain in force. Pursuant to SAT Bulletin 7, where a non-resident enterprise indirectly transfers properties such as equity in PRC resident enterprises without any justifiable business purposes and aiming to avoid the payment of enterprise income tax, such indirect transfer must be reclassified as a direct transfer of equity in PRC resident enterprise. To assess whether an indirect transfer of PRC taxable properties has reasonable commercial purposes, all arrangements related to the indirect transfer must be considered comprehensively and factors set forth in SAT Bulletin 7 must be comprehensively analyzed in light of the actual circumstances. SAT Bulletin 7 also provides that, where a non-PRC resident enterprise transfers its equity interests in a resident enterprise to its related parties at a price lower than the fair market value, the competent tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

There is little practical experience regarding the application of SAT Bulletin 7 because it was issued in February 2015. During the effective period of SAT Circular 698, some intermediary holding companies were actually looked through by the PRC tax authorities, and consequently the non-PRC resident investors were deemed to have transferred the PRC subsidiary and PRC corporate taxes were assessed accordingly. It is possible that we or our non-PRC resident investors may become at risk of being taxed under SAT Bulletin 7 and may be required to expend valuable resources to comply with SAT Bulletin 7 or to establish that we or our non-PRC resident investors should not be taxed under SAT Bulletin 7, which may have an adverse effect on our financial condition and results of operations or such non-PRC resident investors’ investment in us.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our company in the Cayman Islands may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. For foreign investors, after reporting and being reviewed and approved by the appropriate government authorities, the foreign investors can transfer money through banks and other payment institutions, but the daily limit is $50,000 and the amount of each remittance cannot exceed $10,000. In addition, we can also distribute and transfer profits or dividends through our overseas third-party institutions in accordance with the law. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our company in the Cayman Islands may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. For foreign investors, after reporting and being reviewed and approved by the appropriate government authorities, the foreign investors can transfer money through banks and other payment institutions, but the daily limit is $50,000 and the amount of each remittance cannot exceed $10,000. In addition, we can also distribute and transfer profits or dividends through our overseas third-party institutions in accordance with the law. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

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Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

We are subject to exchange rate risk between U.S. dollar and Renminbi because we sell our products in U.S. dollar from time to time, and our export distributors settle in U.S. dollar and these distributors may also be affected by U.S. dollar exchange rate. If China’s currency appreciates, our products may become more expensive to export to other countries and our sales may be negatively affected by the appreciation.

Significant revaluation of the Renminbi may have a material and adverse effect on your investment. For example, to the extent that we need to convert U.S. dollars we receive upon cash exercises, if any, of the warrants to purchase the ordinary shares offered hereby into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the “M&A Rules,” adopted by six PRC regulatory agencies in 2006 and amended in 2009, and recently adopted regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Mergers, acquisitions or contractual arrangements that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the Ministry of Commerce when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, or the Prior Notification Rules, issued by the State Council in August 2008 is triggered. In addition, the security review rules issued by the Ministry of Commerce that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the Ministry of Commerce, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce or its local counterparts may delay or inhibit our ability to complete such transactions. It is clear that our business would not be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, the Ministry of Commerce or other government agencies may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

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The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect our business and our results of operations.

The PRC Labor Contract Law became effective and was implemented on January 1, 2008, which was amended on December 28, 2012. It has reinforced the protection of employees who, under the PRC Labor Contract Law, have the right, among others, to have written labor contracts, to enter into labor contracts with no fixed terms under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. According to the PRC Social Insurance Law, which became effective on July 1, 2011, and the Administrative Regulations on the Housing Funds, Companies operating in China are required to participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance, maternity insurance and housing funds plans, and the employers must pay all or a portion of the social insurance premiums and housing funds for their employees.

As a result of these laws and regulations designed to enhance labor protection, we expect our labor costs will continue to increase. In addition, as the interpretation and implementation of these laws and regulations are still evolving, our employment practice may not at all times be deemed in compliance with the new laws and regulations. If we are subject to severe penalties or incur significant liabilities in connection with labor disputes or investigations, our business and results of operations may be adversely affected.

Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements.

We are a holding company incorporated in the Cayman Islands. We may need dividends and other distributions on equity from our PRC subsidiaries to satisfy our liquidity requirements. Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, Our PRC subsidiaries are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. Our PRC subsidiaries may also allocate a portion of its after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. Furthermore, if our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us.

 In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements we currently have in place in a manner that would materially and adversely affect our PRC subsidiaries’ ability to pay dividends and other distributions to us. Any limitation on the ability of our subsidiary to distribute dividends to us to make payments to us may restrict our ability to satisfy our liquidity requirements.

In addition, the EIT Law, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Our business may be materially and adversely affected if any of our PRC subsidiaries declares bankruptcy or becomes subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

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Our PRC subsidiaries hold certain assets that are important to our business operations. If any of our PRC subsidiaries undergoes a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

According to the SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on December 17, 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective May 13, 2013, if any of our PRC subsidiaries undergoes a voluntary or involuntary liquidation proceeding, prior approval from the SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

Risks Related to this Offering

Future sales of our ordinary shares may cause the prevailing market price of our shares to decrease.

The issuance and sale of additional ordinary shares or securities convertible into or exercisable for ordinary shares could reduce the prevailing market price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding options could further dilute the holdings of our then existing shareholders.

The market price of our ordinary shares has been, and may continue to be, highly volatile, and such volatility could cause the market price of our ordinary shares to decrease and could cause you to lose some or all of your investment in our ordinary shares .

The stock market in general and the market prices of the ordinary shares on Nasdaq, in particular, are or will be subject to fluctuation, and changes in these prices may be unrelated to our operating performance. During the six-month period prior to the date of this prospectus, the market price of our ordinary shares has fluctuated significantly, and the price of our ordinary shares continues to fluctuate. We anticipate that the market prices of our shares will continue to be subject to wide fluctuations. The market price of our shares is, and will be, subject to a number of factors, including:

•	actual or anticipated fluctuations in our revenue and other operating results;
•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
•

actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;
•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
•	lawsuits threatened or filed against us; and
•	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

These factors may materially and adversely affect the market price of our shares and result in substantial losses by our investors.

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Future sales of our ordinary shares, whether by us or our shareholders, could cause the price of our ordinary shares to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our could decline significantly. Similarly, the perception in the public market that our shareholders might sell our ordinary shares could also depress the market price of our shares. A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other securities. In addition, the issuance and sale by us of additional ordinary shares, or securities convertible into or exercisable for our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the conversion of any debt securities or the exercise of our outstanding warrants could further dilute the holdings of our then existing shareholders.

We have not paid and do not intend to pay dividends on our ordinary shares. Investors in this offering may never obtain a return on their investment.

We have not paid dividends on our ordinary since inception, and do not intend to pay any dividends on our ordinary shares in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your ordinary shares after price appreciation, which may never occur, in order to realize a return on your investment.

If we fail to satisfy all applicable continued listing requirements of the Nasdaq Capital Market, our ordinary shares may be delisted from Nasdaq, which could have an adverse impact on the liquidity and market price of our ordinary shares.

Our ordinary shares are currently listed on the Nasdaq Capital Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum bid price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

In the event that our ordinary shares is delisted from Nasdaq and is not eligible for quotation or listing on another market or exchange, it could become more difficult to sell, or obtain accurate price quotations for, our ordinary shares, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our ordinary shares to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

Risks Related to the Pandemic and Geopolitical Instability

We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our business, financial condition, and results of operations may be materially adversely affected by the negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.

U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops began. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine has led to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain disruptions.

Additionally, various of Russia’s actions have led to sanctions and other penalties being levied by the U.S., the European Union, and other countries, as well as other public and private actors and companies, against Russia and certain other geographic areas, including agreement to remove certain Russian financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system and restrictions on imports of Russian oil, liquified natural gas and coal. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could further adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional funds.

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Any of the above-mentioned factors could affect our business, prospects, financial condition, and operating results. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this prospectus.

We face risks related to epidemics that could impact our sales and operating results.

Our business could be adversely affected by the effects of a widespread outbreak of contagious disease. Any outbreak of contagious diseases, and other adverse public health developments, particularly in China, could have a material and adverse effect on our business operations. These could include disruptions or restrictions on our ability to produce our products, as well as temporary closures of our facilities or the facilities of our customers and third-party service providers. Any disruption or delay of our customers or third-party service providers would likely impact our operating results and the ability of the Company to continue as a going concern. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of China and many other countries, resulting in an economic downturn that could affect demand for our services and significantly impact our operating results.

The coronavirus disease 2019 (COVID-19) has had a significant impact on our operations since January 2020 and could materially adversely affect our business and financial results for the remaining months of the 2023 calendar year.

Our ability to manufacture and/or sell our products may be impaired by damage or disruption to our manufacturing, warehousing or distribution capabilities, or to the capabilities of our suppliers, logistics service providers or distributors as a result of the impact from COVID-19. This damage or disruption could result from events or factors that are impossible to predict or are beyond our control, such as raw material scarcity, pandemics, government shutdowns, disruptions in logistics, supplier capacity constraints, adverse weather conditions, natural disasters, fire, terrorism or other events. Since late 2019, COVID-19 has had a significant adverse impact on our business and operations. The effect was reduced in fiscal year 2021 when the spread of the disease has gradually been under control in China. However, in fiscal year 2022, some instances of COVID-19 infections have emerged in various regions of China, including infections caused by the Omicron variant. For example, a wave of infections caused by the Omicron variant emerged in Shanghai in early 2022, and a series of restrictions and quarantines were implemented to contain the spread. The logistics was affected to certain extent, and the plan for the employees to come back to work was delayed as well.

Since December 2022, the Chinese government has modified its COVID-19 control policy, and most of the travel restrictions and quarantine requirements have been lifted. However, we cannot be assured that more lockdowns and other restrictive measures will not be implemented in the future caused by a resurgence, which could negatively affect the sales, the collection of the payments from account receivables and the utilization of advances to suppliers. resurgence The impact of COVID-19 pandemic on us in the future will depend on future developments which are highly unpredictable and beyond our control, such as the frequency, duration and severity of the resurgence of COVID-19 and the emergence of new variants, as well as the measures that may be taken by governments around the world in response to these developments, the impact of the pandemic on the global economy and the measures taken by governments to stimulate the general economy. Therefore, we cannot guarantee that the pandemic will not continue to have an adverse effect on our business and results of operations in the future, which may be material.

Our operating results and liquidity needs could be affected negatively by global market fluctuations and economic downturns.

Our operating results and liquidity could be affected negatively by global economic conditions generally, both in the U.S. and elsewhere around the world, including but not limited to that related to the COVID-19 pandemic, the Russian invasion of Ukraine and related sanctions and global IT threats. Domestic and international equity and debt markets have experienced and may in the future experience heightened volatility and turmoil based on domestic and international economic conditions and concerns. In the event these economic conditions and concerns continue or worsen and the markets again become volatile, or a bear market ensues in the U.S. stock market, including as a result of the COVID-19 pandemic, the Russian invasion of Ukraine and related sanctions or other stimulus, our operating results and liquidity could be affected adversely by those factors in many ways, including making it more difficult for us to raise funds if necessary, and our stock price may decline.

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OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $100,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness and the financing of future acquisitions. We may have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

GENERAL DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may offer our ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by our board of directors and based on market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	Designation or classification;

●	Aggregate offering price;

●	Rates and times of payment of dividends, if any;

●	Redemption, conversion, exercise and exchange terms, if any;

●	Restrictive covenants, if any;

●	Voting or other rights, if any;

●	Conversion prices, if any; and

●	Material U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability duly registered  with the Cayman Islands Registrar of Companies. Our affairs are governed by our Third Amended and Restated Memorandum and Articles of Association, as amended (the “Amended and Restated Memorandum and Articles of Association”), the Companies Act (as revised) of the Cayman Islands (the “Companies Act”), which is referred to as the Companies Act below, and the ordinary law of the Cayman Islands. Our corporate purposes are unrestricted and we have the authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act.

As of the date of this prospectus, our authorized share capital is US$100,000,000 divided into 500,000,000 ordinary shares of US$0.20 par value each, of which 7,245,786 are issued and outstanding, excluding the shares reserved for future issuance pursuant to the convertible promissory note issued on September 26, 2022 and 2,8257 ordinary shares reserved under our 2018 share incentive plan.

Ordinary Shares

General

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Our Amended and Restated Memorandum and Articles of Association do not permit us to issue bearer shares.

Listing

Our ordinary shares list on the Nasdaq Capital Market under the symbol “FAMI.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is TranShare Corporation.

Subject to the provisions of the Amended and Restated Memorandum and Articles of Association, our board of directors has general and unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any unissued shares in our capital without the approval of shareholders (whether forming part of the original or any increased share capital), either at a premium or at par, and to such persons, on such terms and conditions, and at such times as the directors may decide, but so that no share shall be issued at a discount, except in accordance with the provisions of the Companies Act. We will not issue bearer shares.

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Subject to the provisions of the Amended and Restated Memorandum and Articles of Association, our board of directors, without shareholder approval, may issue preferred shares with voting, conversion or other rights that could adversely affect the voting power and other rights of holders of our ordinary shares. Subject to the directors’ duty of acting in our best interest, preferred shares can be issued quickly with terms calculated to delay or prevent a change in control of us or make removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of the ordinary shares, and may adversely affect the voting and other rights of the holders of ordinary shares. Issuance of these preferred shares may dilute the voting power of holders of our ordinary shares.

Fiscal Year

Our fiscal year begins on October 1 of each year and ends on September 30 of the next calendar year.

Record Dates

For the purpose of determining shareholders entitled to notice of, or to vote at any general meeting of shareholders or any adjournment thereof, or shareholders entitled to receive dividend or other distribution payments, or in order to make a determination of shareholders for any other purpose, our board of directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not exceed forty (40) clear days prior to the date where the determination will be made. If the Register shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members, the Register shall be so closed for at least ten (10) clear days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register. In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any dividend or other distribution, or in order to make a determination of Members for any other purpose. If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a dividend or other distribution, the date on which notice of the meeting is sent or posted or the date on which the resolution of the Directors resolving to pay such dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members.

General Meetings of Shareholders

As a condition of admission to a shareholders’ meeting, a shareholder must be duly registered as our shareholder at the applicable record date for that meeting and all calls or installments then payable by such shareholder to us in respect of our ordinary shares must have been paid.

Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative not being himself or herself a shareholder entitled to vote) shall have one vote, and on a poll every shareholder present (and every person representing a shareholder by proxy) shall have one vote per ordinary share of which he is the holder.

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call annual general meetings; however, our Amended and Restated Articles of Association provide that in each year we will hold an annual general meeting of shareholders at a time determined by our board of directors. For the annual general meeting of shareholders the agenda will include, among other things, the adoption of our annual accounts and the appropriation of our profits. In addition, the agenda for a general meeting of shareholders will only include such items as have been included therein by the board of directors.

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Also, we may, but are not required to (unless required by the Act), in each year hold any other extraordinary general meeting.

The Companies Act of the Cayman Islands provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Articles of Association provide that upon the requisition of shareholders representing not less than two-thirds of the voting rights entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, shareholders may propose only ordinary resolutions to be put to a vote at such meeting and shall have no right to propose resolutions with respect to the election, appointment or removal of directors or with respect to the size of the board. Our Amended and Restated Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

Subject to regulatory requirements, our annual general meeting and any extraordinary general meetings must be called by not less than ten (10) clear days’ notice prior to the relevant shareholders meeting and convened by a notice discussed below. Alternatively, upon the prior consent of all holders entitled to receive notice, with regards to an annual general meeting, and the holders of 95% in par value of the shares entitled to receive notice of an extraordinary general meeting, that meeting may be convened by a shorter notice and in a manner deemed appropriate by those holders.

We will give notice of each general meeting of shareholders by publication on our website and in any other manner that we may be required to follow in order to comply with Cayman Islands law, Nasdaq Capital Market and SEC requirements. The holders of registered shares may be convened for a shareholders’ meeting by means of letters sent to the addresses of those shareholders as registered in our shareholders’ register, or, subject to certain statutory requirements, by electronic means.

A quorum for a general meeting consists of any one or more persons holding or representing by proxy not less than one-third of our issued voting shares entitled to vote upon the business to be transacted.

A resolution put to the vote of the meeting shall be decided on a poll. An ordinary resolution of a duly constituted general meeting of the Company to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote present in person or by proxy and voting at the meeting. A special resolution requires the affirmative vote of not less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain matters described below which require an affirmative vote of two-thirds). Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our Amended and Restated Articles of Association.

Our Amended and Restated Articles of Association provide that the affirmative vote of two-thirds of votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting shall be required to approve any amendments to any provisions of our Amended and Restated Articles of Association that relate to or have an impact upon the procedures regarding the election, appointment, removal of directors and size of the board.

Pursuant to our Amended and Restated Articles of Association, the general meeting of shareholders is chaired by the chairman of our board of directors. If the chairman of our board of directors is absent, the directors present at the meeting shall appoint one of them to be chairman of the general meeting. If neither the chairman nor another director is present at the general meeting of shareholders within fifteen minutes after the time appointed for holding the meeting, the directors present may elect any one of them to be chairman. The order of business at each meeting shall be determined by the chairman of the meeting, and he or she shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the polls.

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Liquidation Rights

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively.

If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie the whole or any part of our assets and may, for such purpose, value any assets and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also, with the sanction of a special resolution, vest any part of these assets in trustees upon such trusts for the benefit of our shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Changes to Capital

Pursuant to our Amended and Restated Articles of Association, we may from time to time by ordinary resolution passed by a simple majority of the votes cast at a duly constituted general meeting alter or amend the Memorandum contained in our Amended and Restated Articles of Association to:

•	increase our capital by such sum, to be divided into shares of such amounts, as the relevant resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

•	convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;

•	sub-divide our existing shares, or any of them, into shares of smaller amounts than is fixed pursuant to our Amended and Restated Articles of Association; and

•

cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled, subject to the provisions of the Companies Act.

In addition, subject to the provisions of the Companies Act and our Amended and Restated Articles of Association, we may:

•	issue shares on terms that they are to be redeemed or are liable to be redeemed;

•	purchase our own shares (including any redeemable shares); and

•	make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Companies Act, including out of our capital.

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Transfer of Shares

Subject to any applicable restrictions set forth in our Amended and Restated Articles of Association, any of our shareholders may transfer all or a portion of their ordinary shares by an instrument of transfer in the usual or ordinary form or in the form prescribed by the Nasdaq Capital Market or in any other form which our board of directors may approve.

We have received approval to have our ordinary shares listed on the Nasdaq Capital Market. Our ordinary shares will be traded in book-entry form and may be transferred in accordance with our Amended and Restated Articles of Association and the rules and regulations of such exchange.

Our board of directors may, in its absolute discretion, refuse to register a transfer of any ordinary share that is not a fully paid up share to a person of whom it does not approve, or any ordinary share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any ordinary share to more than four joint holders or a transfer of any share that is not a fully paid up share on which we have a lien. Our board of directors may also decline to register any transfer of any registered ordinary share unless:

•	a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as the board of directors may from time to time require is paid to us in respect thereof;

•	instrument of transfer is in respect of only one class of shares;

•	the ordinary shares transferred are fully paid and free of any lien;

•

the instrument of transfer is lodged at the registered office or such other place (i.e., our transfer agent) at which the register of shareholders is kept in accordance with the accompanied by any relevant share certificate(s) and/or such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer; and

•	if applicable, the instrument of transfer is duly and properly stamped.

If our board of directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Share Repurchase

We are empowered by the Companies Act and our Amended and Restated Articles of Association to purchase our own shares, subject to certain restrictions. Our board of directors may only exercise this power on our behalf, subject to the Companies Act, our Amended and Restated Articles of Association and to any applicable requirements imposed from time to time by the SEC, the Nasdaq Capital Market, or by any recognized stock exchange on which our securities are listed.

Dividends and Capitalization of Profits

Subject to the Companies Act, the Company may, by ordinary resolution, declare dividends (including interim dividends) to be paid to our shareholders but no dividend shall be declared in excess of the amount recommended by our board of directors. Dividends may be declared and paid out of funds lawfully available to us. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be paid in proportion to the number of ordinary shares a shareholder holds during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act.

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In addition, our board of directors may:

•

resolve to capitalize any undivided profits not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the our share premium account or capital redemption reserve;

•

appropriate the sum resolved to be capitalized to the shareholders who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of a nominal amount equal to such sum, and allot the shares or debentures credited as fully paid to those shareholders, or as they may direct, in those proportions, or partly in one way and partly in the other;

•

resolve that any shares so allotted to any shareholder in respect of a holding by him/her of any partly-paid shares rank for dividend, so long as such shares remain partly paid, only to the extent that such partly paid shares rank for dividend;

•

make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under our Amended and Restated Articles of Association in fractions; and

•

authorize any person to enter on behalf of all our shareholders concerned in an agreement with us providing for the allotment of them respectively, credited as fully paid, of any shares or debentures to which they may be entitled upon such capitalization, any agreement made under such authority being binding on all such shareholders.

Appointment, Disqualification and Removal of Directors

We are managed by our board of directors, which consists of a specified number of directors determined, from time to time, by a majority of the directors then in office. Our Amended and Restated Articles of Association provide that, unless otherwise determined a special resolution of shareholders in a general meeting, the minimum number of directors will be five. There are no provisions relating to retirement of directors upon reaching any age limit. Our Amended and Restated Articles of Association also provide that our board of directors must always comply with the residency and citizenship requirements of the U.S. securities laws applicable to foreign private issuers.

Our Amended and Restated Articles of Association provide that persons standing for election as directors at a duly constituted annual general meeting with requisite quorum shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present in person or by proxy at the meeting. Each director shall be appointed and elected to a term expiring at the applicable annual shareholders meeting as set forth below or at such time as such director’ successor is appointed and elected.

Any vacancies on our board of directors arising other than upon the expiry of a Director’s term at an annual general meeting or additions to the existing board of directors can be filled only by the affirmative vote of a simple majority of the remaining directors holding office, although these directors constitute less than a quorum. Shareholders do not have the right to nominate, elect or remove directors, or to fill vacancies on our board of directors, other than upon the expiry of a director’s term at the relevant annual general meeting.

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Grounds for Removing a Director

A director will be removed from office if the director:

•	becomes prohibited by law from being a director;

•	becomes bankrupt or makes any arrangement or composition with his creditors generally;

•	dies, or is, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director;

•	resigns his office by notice to us; and

•

he has for more than six months been absent without permission of the directors from meetings of the board of directors held during that period, and the directors resolve that his/her office be vacated.

Replacement directors must be nominated by our board of directors. Shareholders do not have the right to remove directors.

Proceedings of the Board of Directors

Our Amended and Restated Articles of Association provide that our business is managed and conducted by our board of directors. The quorum necessary for the board meeting may be fixed by the board and, unless so fixed at another number, will be a majority of the board of directors then holding office and business at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a casting vote.

Subject to the provisions of our Amended and Restated Articles of Association, our board of directors may regulate their proceedings as they determine is appropriate.

Subject to the provisions of our Amended and Restated Articles of Association, to any directions given by the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present in the meeting and the listing rules of the Nasdaq Capital Market, our board of directors may from time to time at its discretion exercise all powers of our company, including to raise capital or borrow money, to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of our company and, subject to the Companies Act, issue debentures, bonds and other securities of our company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.

Inspection of Books and Records

Our books of accounts shall be kept at our head office or at such other place or places as the board of directors decides and shall always be open to inspection by any director. No shareholder (other than who is a director) shall have any right to inspect any account, book or document of ours except as conferred by the Companies Act, Nasdaq listing rules or ordered by a court of competent jurisdiction or authorized by the board of directors or by Ordinary Resolution. Notwithstanding the above, our Amended and Restated Articles of Association provide our shareholders with the right to receive annual audited financial statements. Such right to receive annual audited financial statements may be satisfied by filing such annual reports as we are required to file with the SEC.

Register of Shareholders

Under Cayman Islands law, we must keep a register of shareholders that includes:

•	the names and addresses of the shareholders, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

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Exempted Company

We are an exempted company with limited liability under the Companies Act of the Cayman Islands. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company’s register of shareholders is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company need not issue par value or negotiable shares;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers.

Anti-Takeover Provisions in our Amended and Restated Articles of Association

Some provisions of our Amended and Restated Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that:

•

authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders;

•	limit the ability of shareholders to requisition and convene general meetings of shareholders;

•	limit the ability of our shareholders to elect and remove our directors, and to fill any vacancy on our board of directors; and

•	limit the ability of our shareholders to amend our Amended and Restated Articles of Association.

However, under Cayman Islands law, our board of directors may only exercise the rights and powers granted to them under our Amended and Restated Articles of Association, for what they believe in good faith to be in the best interests of our company.

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Protection of Minority Shareholders

The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one fifth of our shares in issue, appoint an inspector to examine our affairs and report thereon in a manner as the Grand Court shall direct.

Subject to the provisions of the Companies Act, any shareholder may petition the Grand Court of the Cayman Islands which may make a winding up order, if the court is of the opinion that it is just and equitable that we should be wound up.

Notwithstanding U.S. securities laws and regulations applicable to us, general corporate claims against us by our shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by our Amended and Restated Articles of Association.

The Cayman Islands courts ordinarily would be expected to follow English case law precedents, which permit a minority shareholder to commence a representative action against us, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority and the wrongdoers themselves control us, and (3) an irregularity in the passing of a resolution that requires a qualified (or special) majority.

Differences in Corporate Law

The Companies Act is modelled after similar laws in England and Wales but does not follow recent statutory enactments in England and Wales. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies.

For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by either (a) a special resolution of the shareholders of each constituent company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to: (1) the solvency of the consolidated or surviving company, (2) the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the constituent companies; (3) no petition or other similar proceeding has been filed and remains outstanding and no order or resolution to wind up the company in any jurisdiction, (4) no receiver, trustee, administrator or similar person has been appointed in any jurisdiction and is acting in respect of the constituent company, its affairs or property, (5) no scheme, order, compromise or similar arrangement has been entered into or made in any jurisdiction with creditors; (6) a list of the assets and liabilities of each constituent company; (7) the non-surviving constituent company has retired from any fiduciary office held or will do so; (8) that the constituent company has complied with any requirements under the regulatory laws, where relevant; and (9) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and published in the Cayman Islands Gazette.

Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, may be determined by the Cayman Islands’ court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

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In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement in question is a compromise or arrangement between the company and its members or creditors or any class(es) of them and is approved by seventy-five per cent in value of the members or each class of members with whom the arrangement is to be made and a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or ultra vires and the statutory provisions as to majority votes have been complied with;

•	the classes of shareholders and creditors, if any, were properly constituted;

•	the shareholders have been fairly represented at the meeting in question, and there is no reason to believe that the views of the majority voting in favour of the scheme did not fairly represent the views of the scheme shareholders as a whole or that they were not acting bona fide or were subject to coercion;

•	the arrangement was properly explained to shareholders and creditors so that they were able to exercise informed votes;

•	the arrangement is such that it may be reasonably approved by an intelligent and honest person of that class acting in respect of their interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but if the arrangement is approved by the Court it will be binding on all objecting shareholders.

If the arrangement and reconstruction are thus approved, any dissenting shareholders would have no rights comparable to appraisal rights, which might otherwise ordinarily be available to dissenting shareholders of U.S. corporations, or under the other statutory provisions outlined above, and allow such dissenting shareholders to receive payment in cash for the judicially determined value of their shares.

Shareholders’ Suits

Class actions are not recognized in the Cayman Islands, but groups of shareholders with identical interests may bring representative proceedings, which are similar. However, a class action suit could nonetheless be brought in a U.S. court pursuant to an alleged violation of U.S. securities laws or regulations.

In principle, the Company will normally be the proper plaintiff for any wrong done to it and as a general rule, whilst a derivative action may be initiated by a minority shareholder on our behalf in a Cayman Islands court, such shareholder will not be able to continue those proceedings without the permission of a Grand Court judge, who will only allow the action to continue if the shareholder can demonstrate that the Company has a good case against the Defendant, and that it is proper for the shareholder to continue the action rather than our board of directors. Examples of circumstances in which derivative actions would be likely to be permitted to continue are where:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of its authority, could be effected duly if authorized by more than a simple majority vote that has not been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

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Corporate Governance

Cayman Islands law restricts transactions with directors unless there are provisions in the Articles of Association which provide a mechanism to alleviate possible conflicts of interest. Additionally, Cayman Islands law imposes on directors duties of care and skill and fiduciary duties to the companies which they serve. Under our Amended and Restated Articles of Association, a director must disclose the nature and extent of his material interest in any contract or arrangement, and the interested director may not vote at any meeting on any resolution concerning the interested matter. The interested director shall be counted in the quorum at such meeting and the resolution may be passed by a majority of the disinterested directors present at the meeting, even if the disinterested directors constitute less than a quorum.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Companies Act does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Articles of Association provides that we shall indemnify and hold harmless our directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil, criminal investigative and administrative proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we entered into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our Amended and Restated Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company. Accordingly, directors owe fiduciary duties to their companies to act bona fide in what they consider to be the best interests of the company, to exercise their powers for the purposes for which they are conferred and not to place themselves in a position where there is a conflict between their personal interests and their duty to the company. Accordingly, a director owes a company a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. In addition, directors of a Cayman Islands company must not therefore place themselves in a position in which there is a conflict between their duty to the company and their personal interests. However, this obligation may be varied by the company’s articles of association, which may permit a director to vote on a matter in which he has a personal interest provided that he has disclosed that nature of his interest to the board of directors. Our Amended and Restated Articles of Association provides that a director must disclose the nature and extent of his material interest in any contract or arrangement, and such director may not vote at any meeting on any resolution concerning such interested matter.

A director of a Cayman Islands company also owes to the company duties to exercise independent judgment in carrying out his functions and to exercise reasonable skill, care and diligence, which has both objective and subjective elements. Recent Cayman Islands case law confirmed that directors must exercise the care, skill and diligence that would be exercised by a reasonably diligent person having the general knowledge, skill and experience reasonably to be expected of a person acting as a director. Additionally, a director must exercise the knowledge, skill and experience which he actually possesses.

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A general notice may be given at a meeting of the board of directors to the effect that (1) the director is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice in writing be made with that company or firm; or (2) he is to be regarded as interested in any contract or arrangement which may after the date of the notice in writing to the board of directors be made with a specified person who is connected with him or her, will be deemed sufficient declaration of interest. This notice shall specify the nature of the interest in question. Following the disclosure being made pursuant to our Amended and Restated Articles of Association and subject to any separate requirement under applicable law or the listing rules of the Nasdaq Capital Market, a director may not vote in respect of any contract or arrangement in which he or she is interested but may be counted in the quorum at the meeting. However, even if a director discloses his interest and is therefore permitted to vote, he must still comply with his duty to act bona fide in the best interest of our company.

In comparison, under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act of the Cayman Islands provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Articles of Association provide that upon the requisition of shareholders representing not less than two-thirds of the voting rights entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, shareholders may propose only ordinary resolutions to be put to a vote at such meeting and shall have no right to propose resolutions with respect to the election, appointment or removal of directors or with respect to the size of the board. Our Amended and Restated Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

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Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Amended and Restated Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under our Amended and Restated Articles of Association, our shareholders generally do not have the right to remove directors. A director will be removed from office automatically if, among other things, he or she (1) becomes prohibited by law from being a director, (2) becomes bankrupt or makes an arrangement or composition with his creditors, (3) dies or is in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director (4) resigns his office by notice to us or (5) has for more than six months been absent without permission of the directors from meetings of the board of directors held during that period, and the directors resolve that his/her office be vacated.

Transactions with Interested Shareholders

The Delaware General Corporation Law provides that; unless the corporation has specifically elected not to be governed by this statute, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that this person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which the shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that these transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. If the dissolution is initiated by the board of directors it may be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act of the Cayman Islands and our Amended and Restated Articles of Association, our company may be dissolved, liquidated or wound up by a Special Resolution of our shareholders.

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Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of that class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Amended and Restated Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Also, except with respect to share capital (as described above), alterations to our Amended and Restated Articles of Association may only be made by Special Resolution.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under Cayman Islands law, our Amended and Restated Articles of Association generally may only be amended by Special Resolution.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Amended and Restated Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Incentive Securities Pool

We have established a pool for shares and share options for our officers, directors, employees and consultants. This pool initially contained shares and options to purchase 1,168,000 of our ordinary shares, equal to 10% of the number of ordinary shares outstanding at the conclusion of our initial public offering. Subject to approval by the Compensation Committee of our Board of Directors, we may grant options in any percentage determined for a particular grant. Any options granted will vest at a rate of 20% per year for five years and have a per share exercise price equal to the fair market value of one of our ordinary shares on the date of grant.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the share purchase contracts, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

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The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

•	if applicable, a discussion of material tax considerations; and

•	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Farmmi, Inc. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

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•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities on which principal will be payable;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more

•	currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•

the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

•

if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•

our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•

the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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•

any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depository for global or certificated debt securities;

•	any special tax implications of the debt securities;

•

any Cayman Islands tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

•

to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•

if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•

the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

•

if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

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Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

•

the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

•	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

•

all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

•

all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

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However, senior indebtedness does not include:

•

any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

•	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

•	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

•	any obligations with respect to any capital stock;

•

any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

•	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of Farmmi, Inc., whether voluntary or involuntary or in bankruptcy,

•	insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.

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In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

•	we default for 30 consecutive days in the payment when due of interest on the debt securities;

•	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of the Farmmi, Inc.; or

•	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

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The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

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If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•

reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

•

waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•	make any debt security payable in money other than that stated in the debt securities;

•

make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

•	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

•

except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

•	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

•	make any change in the preceding amendment and waiver provisions.

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The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

•

we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

•	there has occurred and is continuing a default or event of default with respect to the debt securities.

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If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our Amended and Restated Articles of Association.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase our debt securities, ordinary shares, or any combination thereof. We may issue warrants independently or together with ordinary shares, debt securities, or any combination thereof, and the warrants may be attached to or separate from such securities.

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We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased, if not United States dollars;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase ordinary shares, preferred shares, or depositary shares, the number of shares of ordinary shares, preferred shares or depositary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase ordinary shares, preferred shares or depositary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

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Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

•	to cure any ambiguity;

•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares, preferred shares, depositary shares or debt securities that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

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The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the securityholders entitled to the rights distribution;

•

the aggregate number of rights issued and the aggregate number of shares of ordinary shares, preferred shares, or depositary shares or aggregate principal amount of debt securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of ordinary shares, preferred shares, depositary shares or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

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PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, or otherwise. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or free writing prospectus, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or free writing prospectus are underwriters of the securities offered thereby. The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

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The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the U.S. Securities Act of 1933, as amended, or the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

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Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of ordinary shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our ordinary shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our ordinary shares to engage in market-making activities with respect to our ordinary shares. These restrictions may affect the marketability of our ordinary shares and the ability of any person or entity to engage in market-making activities with respect to our ordinary shares.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than ordinary shares will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

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 TAXATION

Cayman Islands Taxation

The Cayman Islands government currently imposes no taxes on companies or individuals relating to profits, income or dividends, capital gains, death or succession. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax arrangement entered with the United Kingdom in 2010, but otherwise is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

As an exempted company incorporated in the Cayman Islands, the Company is required to pay an annual government fee (“Government Fee”), which is determined on a sliding scale by reference to the level of its authorized share capital. The Government Fee is payable at the end of January in every year and is based on the level of the authorized share capital at the time when the fee is due.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of the shares or on an instrument of transfer in respect of a share of a Cayman company, except those which hold interests in land in the Cayman Islands and that stamp duty will be payable on an instrument of transfer if it is executed in or brought to the Cayman Islands, or produced before a Cayman Islands court.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (as revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

People’s Republic of China Enterprise Taxation

Information regarding United States Federal Income Tax Considerations is set forth under the heading “Item 10.E. Taxation - People’s Republic of China Enterprise Taxation” in our most recent annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

United States Federal Income Tax Considerations

Information regarding United States Federal Income Tax Considerations is set forth under the heading “10.E. Taxation - United States Federal Income Taxation” in our most recent annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

LEGAL MATTERS

Campbells LLP, Grand Cayman, Cayman Islands, and Kaufman & Canoles, P.C., Richmond, Virginia, will pass upon the validity of the securities offered in this offering. The address of Campbells LLP is Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands. The address of Kaufman & Canoles, P.C. is Two James Center, 14th Floor, 1021 E. Cary St., Richmond, VA 23219.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended September 30, 2023 have been audited by YCM CPA Inc., an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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ENFORCEABILITY OF CIVIL LIABILITIES

UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

We are registered under the laws of the Cayman Islands as an exempted company with limited liability. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed CT Corporation System (28 Liberty St. New York, NY 10005) as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or under the securities laws of the State of New York.

We have been advised by Zhejiang Zhengbiao Law Firm, our PRC counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. Zhejiang Zhengbiao Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

Our Cayman Islands counsel has informed us that uncertainty with regard to Cayman Islands law exists as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. There is no treaty between the U.S. and the Cayman Islands which provides for any enforceability. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands. Our Cayman Islands counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands. Additionally, some causes of action available under the U.S. federal securities laws may not be available or enforceable in Cayman Islands courts if they are contrary to public policy in the Cayman Islands.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus does not contain all of the information set forth in the registration statement or the exhibits that are a part of the registration statement. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is considered to be a part of this prospectus:

•	Our Annual Report on Form 20-F for the year ended September 30, 2023, filed on January 29, 2024; and

•	Our Current Reports on Form 6-K furnished on February 5, 2024 and April 26, 2024;

•	The description of our ordinary shares contained in our registration statement on Form 8-A filed on February 12, 2018 and as it may be further amended from time to time; and

all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement (that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the filing date of the registration statement of which this prospectus is a part and prior to effectiveness of that registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

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You may obtain a copy of these filings, without charge, by writing or calling us at:

Farmmi, Inc.

Fl 1, Building No. 1, 888 Tianning Street, Liandu District

Lishui, Zhejiang Province

People’s Republic of China 323000

+86-0578-82612876 — telephone

Attn: Investor Relations

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Farmmi, Inc.

$100,000,000

Ordinary shares, Share Purchase Contracts, Share Purchase Units, Debt Securities, Warrants, Rights, Units

PROSPECTUS

, 2024

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date hereof.

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3,433,167 Ordinary Shares

Farmmi, Inc.

Prospectus Supplement

Sole Book-Running Manager

Maxim Group LLC

  August 22, 2024